UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant
☒

Filed by a Party other than the Registrant
☐

Check the appropriate box:
☐
Preliminary Proxy Statement

☐
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒
Definitive Proxy Statement

☐
Definitive Additional Materials

☐
Soliciting Material Pursuant to § 240.14a-12

BANK FIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒
No fee required.

☐
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)
Title of each class of securities to which transaction applies:

(2)
Aggregate number of securities to which transaction applies:

(3)
Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)
Proposed maximum aggregate value of transaction:

(5)
Total fee paid:

☐
Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)
Amount Previously Paid:

(2)
Form, Schedule or Registration Statement No.:

(3)
Filing Party:

(4)
Date Filed:

402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

April 16, 2020
Dear Shareholder:
You are cordially invited to attend the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Corporation”), the holding company for Bank First, N.A., which will be held on Monday, June 8, 2020, at 4:00 p.m., Central Daylight Time, at Holy Family College – Franciscan Center for Music Education and Performance, located at 2406 S. Alverno Road, Manitowoc, Wisconsin 54220. Refreshments will be served following the meeting.
We are actively monitoring the coronavirus (COVID-19) pandemic. We are sensitive to the public health and travel concerns our shareholders may have and the protocols and restrictions imposed by the federal government and the state of Wisconsin. In the event that it is not possible or advisable to hold our Annual Meeting in person, we will announce alternative arrangements for the meeting as promptly as practicable, which may include holding the meeting solely by means of remote communication. Please monitor our Annual Meeting website at www.envisionreports.com/BFC for updated information. If you are planning to attend our meeting, please check the website one week prior to the meeting date. As always, we encourage you to vote your shares prior to the meeting date.
The attached Notice of Annual Meeting of Shareholders and Proxy Statement describe the formal business to be acted upon at the Annual Meeting. The Annual Report on Form 10-K for the year ended December 31, 2019 is also included. We expect directors and officers of the Corporation, as well as representatives of the Corporation’s auditors, to be present at the Annual Meeting to respond to any shareholder questions.
It is important that your shares be represented and voted at the Annual Meeting. Even if you plan to attend the Annual Meeting, we urge you to complete and vote your proxy via mail, telephone or internet prior to the meeting. If you attend the Annual Meeting, you may vote your shares in person even if you have already submitted your proxy.
We hope that you will plan to attend our Annual Meeting on Monday, June 8, 2020. If you have any questions regarding any of the information provided herein, please do not hesitate to contact Mike Molepske directly at (920) 652-3202 or mmolepske@bankfirstwi.bank.
On behalf of our Board of Directors and Senior Management Team, thank you for your continued investment in Bank First Corporation. We look forward to seeing you at the Annual Meeting.
Sincerely,
Michael G. Ansay Chair of the Board	Michael B. Molepske President and Chief Executive Officer

402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 8, 2020

DATE:
Monday, June 8, 2020

TIME:
4:00 p.m. Central Daylight Time

PLACE:
Holy Family College – Franciscan Center for Music Education and Performance, 2406 S. Alverno Rd, Manitowoc, WI 54220

NOTICE IS HEREBY GIVEN that the 2020 Annual Meeting of Shareholders (the “Annual Meeting”) of Bank First Corporation (the “Corporation”) will be held on Monday, June 8, 2020, at 4:00 p.m., Central Daylight Time, at Holy Family College – Franciscan Center for Music Education and Performance, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220, for the following purposes, all of which are described in greater detail in the accompanying Proxy Statement:
(1) To elect five (5) directors of the Corporation, each for three-year terms and in each case until their successors are elected and qualified;
(2) To ratify the appointment of Dixon Hughes Goodman, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
(3) To approve the 2020 Equity Plan of Bank First Corporation; and
(4) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.
The Corporation’s Board of Directors has fixed the close of business on March 30, 2020 as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. Only shareholders of record as of the close of business on such date will be entitled to notice of, and to vote at, the Annual Meeting or at any adjournments or postponements thereof. If there are insufficient votes for a quorum or to approve or ratify any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies by the Corporation.

Our proxy materials, which include the accompanying Proxy Statement, proxy card and Annual Report on Form 10-K for the year ended December 31, 2019, are first being delivered to shareholders on or about April 16, 2020. Shareholders may also access the proxy materials electronically at www.bankfirstwi.bank.
By Order of the Board of Directors
Kelly M. Dvorak, Corporate Secretary
Manitowoc, Wisconsin
April 16, 2020

YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE ANNUAL MEETING REGARDLESS OF THE NUMBER OF SHARES YOU OWN. EVEN IF YOU PLAN TO BE PRESENT AT THE MEETING, YOU ARE URGED TO PROMPTLY VOTE THE ENCLOSED PROXY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF.

BANK FIRST CORPORATION
402 N. 8th Street
P.O. Box 10
Manitowoc, Wisconsin 54221-0010
(920) 652-3100

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
To Be Held on June 8, 2020

ABOUT THE ANNUAL MEETING
This Proxy Statement is provided by the Board of Directors of Bank First Corporation (the “Corporation”) in connection with our 2020 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment of the meeting. It describes the proposals to be voted on at the Annual Meeting and the voting process and includes certain other information. The combined 2019 Annual Report on Form 10-K for the year ended December 31, 2019, the Proxy Statement, and the proxy card are being mailed to our shareholders on or around April 16, 2020.
The Annual Meeting will be held at Holy Family College – Franciscan Center for Music Education and Performance, 2406 S. Alverno Road, Manitowoc, Wisconsin 54220, on Monday, June 8, 2020, at 4:00 p.m., Central Daylight Time, for the purposes set forth in the Notice of Annual Meeting of Shareholders.
Unless the context indicates otherwise, all references in this Proxy Statement to “we,” “us,” “our,” “the Corporation,” and “Bank First” refer to Bank First Corporation and its wholly-owned subsidiary, Bank First, N.A., and the “Bank” refers to Bank First, N.A.
Purpose of Meeting
Shareholders will be asked to vote on the following matters:
(1) To elect five (5) directors of the Corporation, each for three-year terms;
(2) To ratify the appointment of Dixon Hughes Goodman, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020;
(3) To approve the 2020 Equity Plan of Bank First Corporation; and
(4) To transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof. As of the date of this Proxy Statement, the Board of Directors is not aware of any other such business.
In addition, management will report on the Corporation’s performance for the fiscal year ended December 31, 2019 and will respond to questions from shareholders.

Voting Recommendation
Proposal	Board’s Recommendation	Reasons for Recommendation	See page
1. Election of five directors	FOR	The Board and the Governance and Nominating Committee believe the five Board nominees possess the skills, experience, and knowledge to effectively monitor performance, provide oversight, and advise management on the Corporation’s long-term strategy.	5
2. Ratification of Independent Registered Public Accounting Firm	FOR	Based on the Audit Committee’s assessment of Dixon Hughes Goodman LLP’s qualifications and performance, the Audit Committee believes the retention of Dixon Hughes Goodman LLP as the Corporation’s independent registered public accounting firm for fiscal year ending December 31, 2020 is in the best interest of the Corporation.	26
3. Approve the 2020 Equity Plan of Bank First Corporation	FOR
The Board and the Compensation Committee believes the 2020 Equity Plan promotes the long-term growth and financial success of the Corporation by attracting and retaining employees and directors of outstanding ability; strengthening the Corporation’s capability to develop, maintain, and direct a competent management team; providing an effective means for selected employees and non-employee directors to acquire and maintain ownership of Corporation stock; motivating employees to achieve long-range performance goals and objectives; and providing incentive compensation opportunities competitive with those of other major corporations.
			27
VOTING INFORMATION
Record Date
Each share of the Corporation’s common stock issued and outstanding as of the close of business on March 30, 2020 (the “Record Date”) is entitled to receive notice of, and is further entitled to one vote on all matters to be voted upon at the Annual Meeting. If you were a shareholder of record on the Record Date, you are entitled to vote all the shares that you held on that date at the Annual Meeting or any postponements or adjournments thereof.
Outstanding Shares and Quorum
On the Record Date, there were 7,155,955 shares of common stock of the Corporation outstanding. A quorum of shareholders is necessary to hold a valid shareholder meeting. The presence, in person or by proxy, of the holders of at least a majority of the number of shares of outstanding common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Thus, the holders of common stock representing at least 3,577,978 votes will be required to establish a quorum. No shares of preferred or other capital stock were outstanding as of the Record Date. In the event there are not sufficient votes for a quorum or to approve or ratify any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned or postponed to permit the further solicitation of proxies.
Procedures for Voting by Proxy
Shareholders of Record; Shares Registered Directly in Your Name. Shareholders of record may vote their shares in person at the Annual Meeting, or submit a proxy to cause their shares to be represented and voted at the Annual Meeting. Shareholders of record may grant a proxy with respect to their shares by mail, telephone or Internet. Granting a proxy by telephone or Internet will be available up to the date of the Annual Meeting. Voting instructions appear on your proxy card. If you grant a proxy by telephone or Internet, please have your proxy card available.
Beneficial Holders; Shares Registered in the Name of Broker; Bank or Other Agent. If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, commonly referred to as “street name,” you should have received our proxy materials from that organization rather than from us. As a beneficial owner, you have the right to direct your broker, bank, or other agent on how to vote the shares in your account. You should follow the instructions provided by your broker, bank or other agent regarding how to vote your shares. To vote in person at the Annual Meeting, you must obtain a “legal proxy” from your broker, bank or other agent and follow the instructions from your broker, bank or other agent.
The proxy solicited hereby, if properly voted and not revoked prior to its use, will be voted in accordance with the directions contained therein. Votes will be counted at the Annual Meeting by the inspector of election appointed by the Corporation for the Annual Meeting.
If you are a shareholder of record and you return a signed and dated proxy card without marking any voting selections, your shares will be voted “FOR” the election of the director nominees named in this Proxy Statement, “FOR” the ratification of the Corporation’s independent registered public accounting firm, and “FOR” the approval of the 2020 Equity Plan of Bank First Corporation. If any director nominee becomes unavailable for election for any reason prior to the vote at the Annual Meeting, the Board may reduce the number of directors to be elected or substitute another person as a nominee, in which case your proxy (one of the individuals named on your proxy card) will vote for the substitute nominee. If any other matter is properly presented at the Annual Meeting, your proxy will vote your shares as recommended by the Board or, if no recommendation is given, will vote your shares using his or her discretion.
If your shares are held by your broker, bank or other agent as your nominee, you are considered the “beneficial holder” of the shares held for you in what is known as “street name.” You are not the “recordholder” of such shares. If this is the case, you will need to obtain a proxy card from the organization that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. Brokers, banks or other agents that have not received voting instructions from their customers cannot vote on their customers’ behalf with respect to proposals that are not “routine” but may vote their customers’ shares with respect to proposals that are “routine.” Shares that brokers, banks and other agents are not authorized to vote are referred to as “broker non-votes.” The ratification of the Corporation’s independent registered public accounting firm is a routine proposal, while the election of directors and approval of the Equity Plan are not “routine” proposals. Therefore, if you are a beneficial holder and if you submit a voting instruction form to your bank, broker or other nominee but do not specify how to vote your shares, your shares will be voted in the bank, broker or other nominee’s discretion with respect to the ratification of the Corporation’s independent registered public accounting firm, but such shares will not be voted with respect to the election of directors or approval of the Equity Plan.
Requirements for Shareholder Approval
In voting for the proposal to elect five directors (Proposal 1), you may vote in favor of all nominees or withhold your votes as to all or specific nominees. For the director nominees to be elected, a director nominee must receive more votes than any other nominee for the same seat on our Board of Directors, and must receive more votes cast in favor of that nominee than against the nominee. As a result, if you withhold your vote as to one or more nominees, it will have no effect on the outcome of the election unless you cast that vote for a competing nominee. As of the date of this Proxy Statement, we do not know of any competing nominees. Shareholders are not entitled to cumulative voting in the election of our directors. Accordingly, you may cast only one vote per share of our common stock for each nominee to the Board.

In voting on the proposal to approve the ratification of the Corporation’s independent registered public accounting firm (Proposal 2), you may vote for or against the proposal or abstain. To ratify the appointment of Dixon Hughes Goodman, LLP as the Corporation’s independent registered public accounting firm for the fiscal year ending December 31, 2020, the proposal must receive more votes cast in favor of the proposal than cast against the proposal.
In voting on the proposal to approve the 2020 Equity Plan of Bank First Corporation (Proposal 3), you may vote for or against the proposal or abstain. For the 2020 Equity Plan to be approved, the proposal must receive more votes cast in favor of the proposal than cast against the proposal.
Abstentions and Broker Non-Votes
Abstentions (i.e., shares for which authority is withheld to vote for a matter) are included in the determination of shares present and voting for purposes of whether a quorum exists. For the election of directors, failure to vote, votes withheld, and abstentions will have no effect on the outcome of the vote because directors are elected by a plurality of the votes cast. For the ratification of the appointment of the Corporation’s independent registered public accounting firm and for approval of the 2020 Equity Plan, failure to vote, votes withheld, and abstentions will have no effect on the outcome of the vote.
Proxies relating to “street name” shares that are voted by brokers or other third-party nominees on certain matters will be treated as shares present and voting for purposes of determining the presence or absence of a quorum. Broker non-votes will be considered present for the purpose of establishing a quorum, but will not be treated as shares entitled to vote on such matters. Broker non-votes will have no effect on the outcome of the election of directors and the ratification of the appointment of the Corporation’s independent registered public accounting firm.
Solicitation and Revocation
The cost of soliciting proxies will be borne by the Corporation, and solicitation will be made principally by distribution via mail. Proxies also may be solicited by email, telephone, or other means of communication by certain directors, officers, and employees of the Corporation without additional compensation for their proxy solicitation efforts. The Corporation made arrangements with brokerage firms, banks, nominees and other fiduciaries to forward proxy solicitation materials to the beneficial owners of the Corporation’s common stock.
A proxy may be revoked at any time before it is exercised by (i) filing a written notice of revocation with the Corporate Secretary of the Corporation (Corporate Secretary, Kelly M. Dvorak, Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010); (ii) submitting a duly executed proxy bearing a later date which is received at any time prior to the Annual Meeting date; or (iii) appearing at the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person. If your shares are held by your broker, bank or other agent as your nominee, you should follow the instructions provided by your broker, bank or other agent.
Attending the Annual Meeting
If you wish to attend the Annual Meeting and vote your shares, you must bring photo identification. If you hold your shares through a bank, broker or other agent, you must also bring proof of your ownership of your shares, such as the voting instruction form or an account statement from your broker, bank or other agent. Without proof of ownership, you may not be allowed to vote at the meeting.
Shareholders who have questions about the matters to be voted on at the Annual Meeting or how to submit a proxy, or who desire additional copies of the Proxy Statement, the proxy card, or the Annual Report on Form 10-K for the year ended December 31, 2019 should contact Corporate Secretary Kelly Dvorak at Bank First Corporation, 402 N. 8th Street, P.O. Box 10, Manitowoc, Wisconsin 54221-0010 or by phone at (920) 652-3244 or by email at kdvorak@bankfirstwi.bank.

PROPOSAL 1 — ELECTION OF DIRECTORS
The Articles of Incorporation and Bylaws of the Corporation provide that the Board of Directors of the Corporation shall be divided into three classes which are as equal in number as possible and that the members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. A resolution of the Board of Directors of the Corporation adopted pursuant to the Corporation’s Bylaws has established the number of directors at twelve (12).
There are five (5) nominees for election to the Board of Directors at the Annual Meeting, each to serve a three-year term. Each of the director nominees, with the exception of Robert W. Holmes, is also a member of the Board of Directors of the Bank, a wholly-owned subsidiary of the Corporation. Mr. Holmes will be nominated and elected to serve on the Board of Directors of the Bank after the successful completion of the merger with Timberwood Bank on May 15, 2020. Information regarding the business experience of each nominee is included below. No nominee is being proposed for election pursuant to any agreement or understanding between any person and the Corporation. We are not aware of any family relationships among any of the directors and/or executive officers of the Corporation.
Each proxy executed and returned by a shareholder will be voted FOR the election of the director nominees listed below unless otherwise directed. At this time, the Board of Directors expects that all nominees will be available to serve as directors. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors.
Nominees for Election as Directors
The following is a summary of information with respect to the director nominees, including the name of each director nominee, his or her experience and qualifications, each of the positions and offices he or she holds with the Corporation, his or her term of office as a director, and all periods during which he or she has served as a director of the Corporation. If elected, the director nominees will hold office for a three-year term expiring in 2023.

DONALD R. BRISCH

Before his retirement in 2009, Mr. Brisch served as the President and Vice President of Operations for Rockwell Lime Co. in Manitowoc, a leading producer of dolomitic lime, chemical grade limestone, and crushed limestone aggregate products for the manufacturing, energy, and construction industries. Mr. Brisch joined Rockwell Lime Co. in 1975 as a General Laborer and was soon promoted to Plant Superintendent in 1976. In this role, Mr. Brisch provided oversight of all production activities, including the preparation of operation schedules and budgets as well as the coordination of resources necessary to ensure production was in line with cost and quality specifications. Mr. Brisch was appointed Vice President of Operations and President of Rockwell Lime Co. in 1982 and 1994, respectively. In these roles, Mr. Brisch led a strategic initiative to install new hydrating, packaging, and milling plants, expanding the organization’s capabilities and competitive edge in the marketplace. Mr. Brisch led an effort to position the company for sale, and in 2006, Rockwell Lime Co. was successfully acquired by Carmeuse Lime & Stone, a family-owned business located in Belgium. Mr. Brisch is active in his community and has served a total of 16 years on the Board of Directors of Holy Family Memorial Hospital and Silver Lake College in Manitowoc. Mr. Brisch graduated from Saint Mary’s University in 1974 with a Bachelor’s degree in Natural Science. Mr. Brisch became a director of the Corporation and Bank in 2006. Mr. Brisch, as former President and Vice President of Operations for Rockwell Lime Co., adds strategic and operational depth to our Board of Directors.

MICHAEL P. DEMPSEY

Mr. Dempsey joined the Bank in June 2010 as Executive Vice President and Chief Operating Officer, and currently serves as the President of the Bank since 2015. In this role, he is responsible for driving the Bank to establish, achieve and surpass sales, profitability, and business goals. He also provides leadership and guidance to ensure the mission and core values of the organization are upheld. From 1994 to 2009, Mr. Dempsey served as Executive Vice President, Senior Credit Officer, and Regional President in a regional capacity at Associated Bank, and was a member of Associated Bank’s Corporate Executive Loan Committee, Corporate Pricing Committee, and Corporate Key Leadership Committee. Prior to his tenure at Associated Bank, Mr. Dempsey dedicated seventeen years to Firstar Bank in a variety of capacities, including Senior Credit Officer and Senior Vice President and Manager of the Fox Valley Regional Trust Division. Mr. Dempsey currently serves on the Greater Oshkosh Economic Development Finance Committee, Oshkosh Chamber Economic Development Advisory Board, President of Waterfest, Inc., and is an active EAA AirVenture volunteer and member among many other Fox Valley community organizations. Mr. Dempsey graduated from the University of Wisconsin Oshkosh with a Bachelor of Science degree in Political Science and his Master’s degree in Business Administration. Mr. Dempsey became a director of the Corporation and Bank in 2014, and also serves on the Bank’s Senior Management Team. Our Board has determined that Mr. Dempsey is qualified to serve as a director based upon his position with the Bank and his many years of experience in banking.

ROBERT W. HOLMES

Mr. Holmes currently serves as Chair of the board of directors of Tomah Bancshares, Inc., which will be acquired by Bank First Corporation on May 15, 2020. Mr. Holmes has over forty years of experience in the financial service industry, dating back to 1975 when he founded and served as President and Chief Executive Officer of First Insurance Services. In 1983, First Insurance Services joined Wisconsin Savings Bank, and Mr. Holmes was appointed to serve as President and Chief Executive Officer of the combined organization as well as Chair of the board of directors. Mr. Holmes led an effort to position First Insurance Services and Wisconsin Savings Bank for sale, and in 1991, the combined organization was acquired by Heritage Mutual Insurance Company in Sheboygan, WI (operating today as Acuity Insurance). From 1991 to 1998, Mr. Holmes served as President and Chief Executive Officer as well as Chair of the board of directors of Westland Savings Bank and Westland Insurance Services in Tomah, WI. In 2003, Mr. Holmes founded Timberwood Bank and led the successful acquisition of Acuity Bank branches in 2007, growing total assets from $22 million to over $100 million. He continued growing the organization over the next 12 years, reaching $193 million in total assets. Outside the financial services industry, Mr. Holmes founded and served as a director of Advanced Bio Energy, a $25 million ethanol company. He has also started numerous real estate-based businesses over the years. Mr. Holmes was appointed by Governor Thompson to serve on the State Savings and Loan Review Board with the Wisconsin Department of Financial Institutions and continues to serve to this day. Active in the community, Mr. Holmes has served as President and Chair of the Tomah Memorial Hospital Board. He has served on the board of directors of Handishop Industries and the Tomah Public Library and has also served on the board of trustees for First Congregational Church in Tomah. Mr. Holmes received his Bachelor of Arts Degree from the University of Wisconsin, LaCrosse, in 1969. He also attended the University of Nebraska from 1970 — 1971. Upon successful completion of the merger between Bank First Corporation and Tomah Bancshares, Inc. on May 15, 2020, Mr. Holmes will be nominated to serve on the board of directors of the Bank. His nomination to serve as a Director of the Corporation as set forth in these materials is similarly contingent upon successful completion of the merger. With his extensive background in the banking industry as well as experience in acquisition structuring, regulatory guidance, and strategic and corporate planning, Mr. Holmes brings additional strength and depth to the Board of Directors.

STEPHEN E. JOHNSON

Mr. Johnson, retired, formerly served as Market President and Community Reinvestment Act (“CRA”) Officer for Bank First from 2017 to 2018. Prior to joining Bank First, Mr. Johnson was Director of Compliance and Chair of the Board of First National Bank of Waupaca as well as Chair of the Board of Waupaca Bancorporation, Inc. (“WBC”) from 2016 to 2017. Mr. Johnson played a significant role in the merger of Bank First and WBC in 2017. Preceding his move to the banking industry, Mr. Johnson was employed by Sentry Insurance A Mutual Company for over 35 years during which he served in various capacities to include Director’s responsibilities in Operations Support and Underwriting Planning, Marketing Operations, Affinity Markets, and Consumer Products Underwriting. Mr. Johnson’s community activities include serving as a member of the Boards of Directors of the Waupaca Area Community Foundation, the ThedaCare Foundation of Waupaca, the ThedaCare Family of Foundations, the Western Golf Association / Evans Scholars Foundation, and he is the President of the Board of Education for the School District of Waupaca. Mr. Johnson graduated from the University of Southern California in 1978 with a Bachelor of Arts degree in Psychology. He became a Director of the Bank in January 2019. Mr. Johnson’s background in CRA, marketing, customer acquisition, and operations, along with strategic and corporate planning, brings additional strength and a diverse business perspective to the Board of Directors.

DAVID R. SACHSE

Mr. Sachse is President and Owner of Landmark Consultants, Inc., a consulting, research, and entrepreneurship business formed in 1993. In that role, he has been involved in eight successful entrepreneurial ventures. Additionally, Mr. Sachse serves as minority owner and/or advisor to five successful ventures in eastern Wisconsin, including Nutrients, Milwaukee Forge, Heresite, DRS Central, and Terra Compactor, where he provides financial and operational counsel to these companies. Mr. Sachse also currently serves as Chair of the Board of Directors of Landmark Group, Inc. and its wholly-owned subsidiary HTT, Inc., a company that designs and manufactures dies and metal stampings. At HTT, Inc., Mr. Sachse directed a strategic acquisition that resulted in significant growth in sales as well as numerous operational efficiencies and capabilities for the company. Mr. Sachse also served as President of Polar Ware/Stoelting from 2002  —  2012. Under his direction, the company became a leading manufacturer of stainless steel ice cream machines, cheese processing equipment, and industrial washers and dryers in North America, reporting over $90 million in annual sales. Mr. Sachse led an effort to position Polar Ware/Stoelting for sale, and in 2012, it was acquired by The Vollrath Company. Mr. Sachse currently serves on the board of directors for the Sheboygan County Economic Development Corporation and is an active member of the Sheboygan County Economics Club. Mr. Sachse also currently serves on the board of directors of Ansay & Associates, LLC, an independent insurance agency in Wisconsin. Mr. Sachse graduated from the University of Wisconsin, Milwaukee in 1977 with a Bachelor of Science in Marketing and Finance. Mr. Sachse became a director of the Corporation and Bank in June 2010. With his extensive background in financial planning and analysis, internal audit and compliance, and acquisition structuring, Mr. Sachse offers a diverse range of business skills to the Corporation.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE “FOR” EACH OF THE ABOVE NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS.
Directors Continuing in Office
The following is a summary of information with respect to the continuing directors, including the name of each director, his or her experience and qualifications, each of the positions and offices he or she holds with the Corporation, his or her term of office as a director, and all periods during which he or she has served as a director of the Corporation.
Directors Whose Terms Expire in 2021
MARY-KAY BOURBULAS

Ms. Bourbulas was formerly a director on the board of Partnership Community Bancshares, Inc., which was acquired by Bank First Corporation, effective July 12, 2019. She is a co-owner, founder and manager of Handen Distillery, a grain to bottle craft distillery located in Cedarburg, Wisconsin. Prior to opening the distillery in 2017, Ms. Bourbulas provided asset-based workout consulting for secured assets and distressed loans from 2006 to 2015. She also has an extensive background in securities management, having begun her career at Stein Roe & Farnham, a former Chicago-based investment advisory firm, in 1985. She then spent fourteen years at Strong Capital Management, where she led the high-yield municipal department and credit team. Ms. Bourbulas holds a bachelor’s degree in Economics from Northwestern University. She became a director of the Corporation and Bank in July 2019, succeeding Robert Wagner upon his retirement from the Board of Directors. Ms. Bourbulas’ experience in evaluating and managing secured assets and troubled loans, coupled with her tenure in the investment services industry, brings valuable experience to the Board of Directors.

ROBERT D. GREGORSKI

Mr. Gregorski is the founder and principal of Gregorski Development, LLC, a commercial real estate development company based in Menasha, Wisconsin. Formed in 2002, the company’s portfolio of properties has grown to include single tenant retail buildings, multi-tenant retail buildings, ground-leased properties, vacant commercial land, and multi-family residential property. In his role as a real estate developer, Mr. Gregorski is involved in all aspects of the sale, purchase, and development of commercial properties, including site identification and acquisition, entitlement, due diligence, financing, construction, and property management. He has formed strategic alliances with many contacts in the industry and focuses on maintaining the utmost integrity with every project. Previously, Mr. Gregorski served as a partner at Alpert & Gregorski, LLP, a personal injury law firm based in Manitowoc which served clients throughout northeast Wisconsin. Mr. Gregorski received his Bachelor of Arts Degree from the University of Wisconsin, Madison in 1984. He also received his Juris Doctor degree from the University of Wisconsin Law School in 1988. Mr. Gregorski became a director of the Corporation and Bank in October 2010. Mr. Gregorski brings to our Board of Directors extensive experience and expertise in real estate development. The knowledge garnered throughout his tenure with Gregorski Development, LLC positions him to be a valuable asset in a variety of contexts and committee roles, including analyzing the Bank’s commercial real estate loan portfolio and assisting in site selection and development of new bank branches.

KATHERINE M. REYNOLDS

Ms. Reynolds is a partner in the law firm of Michael Best & Friedrich, LLP and has been practicing law for over 40 years. Her practice concentrates primarily on wealth planning and local government law, serving clients throughout northeast Wisconsin. As a member of her firm’s Wealth Planning Special Practice Group, she provides strategic advice on wealth preservation for future generations by implementing her clients’ plans for estate planning and probate matters, and trust creation and administration. In addition, Ms. Reynolds has experience representing villages, towns and sanitary districts in northeast Wisconsin, where her representation includes a full complement of municipal services and advice, including ordinance drafting and enforcement, contract negotiation and drafting, zoning and land use issues, and analysis and advice on conflict of interest and ethics matters. She has held a leadership position in her law firm by serving as the Chair of the firm’s Elder and Disability Law Focus Group and as the Manitowoc office representative of the firm’s Community Outreach Committee. Ms. Reynolds’ community activities include serving as a member of the board of directors of the Manitowoc Symphony Orchestra, member and Chair of the Manitowoc County Ethics Committee, and member and Secretary of the St. Francis of Assisi Parish Finance Council. Ms. Reynolds received her Bachelor of Science, magna cum laude, from Saint Mary’s College, Notre Dame, Indiana. She received her Juris Doctor degree from the University of Wisconsin. Ms. Reynolds is a member of the American Bar Association and State Bar of Wisconsin. Ms. Reynolds has been a director of the Corporation and Bank since 1992. Ms. Reynolds brings to our Board of Directors significant legal experience and expertise, having spent her entire professional career in private practice in Manitowoc County. Her legal background and experience and attention to detail add great value to our Board of Directors, most notably in her role as Chair of the Governance and Nominating Committee.

PETER J. VAN SISTINE

Mr. Van Sistine is a Senior Vice President at Q2 where his primary concentration is maintaining Q2’s leadership position in Financial Experience and Digital Banking offerings. It is a combination of culture, leadership, as well as the best-in-breed product and team that motivated Mr. Van Sistine to join the Q2 family. Mr. Van Sistine has more than 40 years of experience in financial technology and services. Prior to Q2, he was Executive Vice President of Sales at FIS for 27 years. His relentless focus on growth, efficiency and profitability strategies assisted banks and credit unions in capitalizing on market opportunities to grow stronger and enhance the overall value of their institutions. Previously, he served as Senior Vice President of Metavante Corporation. He joined Metavante in 1991, as Vice President of Retail Strategy, designing and delivering sales and service technology solutions for financial services companies. Performing in many capacities, he later served as Senior Vice President of Business Development as well as the Senior Vice President of Marketing and Sales. Mr. Van Sistine began his career with a community financial institution that grew from three locations and $157 million in total assets, ultimately becoming the number one retail bank in Wisconsin with north of  $5 billion in assets. Mr. Van Sistine also garnered a strong understanding of major financial technologies, including: CRM, Electronic Banking, Data Warehousing, and Executive Information Solutions. He has deep roots in community banking, having served in many capacities while at Valley Bank in Appleton, Wisconsin. Mr. Van Sistine attended both the University of Wisconsin and Northwestern University’s J.L. Kellogg Graduate School of Management. He became a director of the Bank in September 2017 and was elected to the Corporation’s Board of Directors in 2018. Mr. Van Sistine brings to the Board extensive experience and expertise in the financial technology sector as well as a strategic and visionary approach to leadership.

Directors Whose Terms Expire in 2022
MICHAEL G. ANSAY

As sitting Chair of the board of directors of the Company, Mr. Ansay is also the Chair and Chief Executive Officer of Ansay & Associates, LLC, a second-generation independent insurance agency providing integrated insurance, risk management, and benefit solutions to businesses, families, and individuals. In his current role, Mr. Ansay is responsible for developing long-term strategic plans and implementing the mission, vision, and values of the agency to deliver high quality, customer-focused solutions. Under Mr. Ansay’s direction, Ansay & Associates, LLC is one of the fastest-growing companies in Wisconsin and has been recognized as one of the Best and Brightest companies to work for nationwide. Growing from one office to over 20, Ansay & Associates manages the insurance and risk needs of over 12,000 businesses and 35,000 individuals. Mr. Ansay is also a managing member of Ansay Development Corporation and Ansay International. Mr. Ansay currently serves on the board of directors for the Independent Insurance Agency of Wisconsin, the Bruce Krier Charitable Foundation, and an Advisory Board Member for Dais Technology. Mr. Ansay has also been appointed Honorary Consul of Luxembourg for Wisconsin by Luxembourg’s Ministry of Foreign Affairs. Mr. Ansay graduated from Marquette University in 1976 with a Bachelor of Science in Finance. Mr. Ansay became a director of the Corporation and Bank in February 2010, was appointed Vice-Chair in February 2012, and assumed the role of Chair in January 2013. Our board of directors determined that Mr. Ansay is qualified to serve as a director and Chair of our board based on his extensive experience driving growth, crafting and implementing long-term strategic goals, and his proven ability to bring people together and develop a strong team of leaders.

MICHAEL B. MOLEPSKE

Mr. Molepske is currently the President and Chief Executive Officer of the Company and Chief Executive Officer of the Bank. In these roles, he is responsible for providing strategic leadership by working with the board of directors and the senior management team to establish long-term goals, growth strategies, and policies and procedures for the Company and the Bank. Mr. Molepske’s primary objective is to ensure the Bank’s affairs are carried out competently, ethically, in accordance with the law, and in the best interest of employees, customers, and shareholders. In 2005, Mr. Molepske joined the Bank as the Senior Loan Officer and Regional President. In this role, he was responsible for overseeing and maintaining the integrity of the Bank’s loan portfolio by ensuring proper compliance with all lending policies and procedures. In 2008 and 2010, respectively, Mr. Molepske was appointed to his current roles as Chief Executive Officer and President of the Company. From 1988 to 2005, Mr. Molepske served as a Credit Analyst, Business Banker, Senior Loan Officer, and Market President at Associated Bank, where he was responsible for overseeing the Lakeshore Region’s commercial banking, private banking, credit administration, and treasury management functions. Mr. Molepske currently serves on the board of directors for RCS Foundation, Rahr-West Museum Foundation, and is Vice President of the board of directors for the American Barefoot Club, a division of USA Water Ski. He serves as Chair of the board of directors for the Bank’s data processing subsidiary, UFS, LLC, as well as a Secretary for the board of directors of Ansay & Associates, LLC. He is also a director and President of TVG Holdings, Inc., the Bank’s wholly-owned subsidiary that holds the Bank’s investment in Ansay & Associates, LLC. Mr. Molepske also serves as President of Veritas Asset Holdings, LLC, the Company’s troubled asset liquidation subsidiary. Additionally, he serves on the Federal Reserve Chicago District’s Community Depository Institutions Advisory Council. Mr. Molepske graduated from the University of Wisconsin, Madison with Bachelor of Science degrees in Finance and Management Information Systems. He later earned his Masters of Business Administration from the University of Wisconsin, Milwaukee. Mr. Molepske became a director of the Corporation and Bank in 2008. He is also a member of the Bank’s Senior Management Team. Our board believes Mr. Molepske is qualified to serve as a director as Mr. Molepske is a proven leader with the vision and ability to successfully execute the Bank’s strategic initiatives. His attention to detail and extensive knowledge of the financial sector enables him to anticipate change and quickly adapt in a highly dynamic industry, and under his leadership, Bank First has experienced exceptional growth, strong asset quality, and profitability.

JUDY L. HEUN

Mrs. Heun is the Vice President and Controller for Kohler Company’s Kitchen & Bath North America sector, a position she has held since 2017. In this role, she is accountable for the financial results of a multi-billion dollar international company. She also advises and directs the company leadership of the financial implications of various investments. Prior to that, she served as the Director of Corporate Administrative Accounting for the Kohler Company from 2001 to 2017. She is an accomplished leader with 30 years of experience in various aspects of finance and operations with a professional skillset in planning, forecasting, accounting, internal controls, and continuous improvement. She is invested in the Plymouth community with active involvement in her church and local soccer program, recently serving on both the school and soccer boards. She served as the finance committee chair for the St. John the Baptist school board for six years, and served as a board member, treasurer, and team manager of the Plymouth Soccer Club. Mrs. Heun graduated from the University of Wisconsin-Milwaukee in 1988 with a Bachelor of Business Administration degree in Finance. She earned her Master’s degree in Business Administration from Marquette University in 1997. Mrs. Heun became a director of the Corporation and Bank in April 2019. Mrs. Heun brings a demonstrated history of strong financial discipline to the Corporation, as well as a wealth of experience in the areas of financial planning, forecasting, costing, and all other financial accounting processes.

EXECUTIVE OFFICERS
Executive Officers Who Are Not Directors
The following is a summary of information with respect to the executive officers of the Corporation who are not directors, including the name of each individual, his or her experience and qualifications, and the details of the position he or she holds with the Corporation.
KEVIN M. LEMAHIEU

Mr. LeMahieu joined the Corporation and the Bank in August 2014 as Chief Financial Officer. In this role, he oversees the Bank’s finance and reporting functions. Mr. LeMahieu brings to the Corporation significant financial expertise, having served his entire professional career in the public accounting and finance fields. During his nine-year tenure with Beene Garter LLP from 1995 to 2004, Mr. LeMahieu was responsible for managing audit and review teams on engagements for clients in a variety of industries. He was also a member of the efficiency task force, a group responsible for analyzing the firm’s audit and review approach and recommending solutions to maximize departmental efficiency. From 2004 to 2014, Mr. LeMahieu served in the capacities of Assurance Services Senior Manager and Director with CliftonLarsonAllen LLP, where he was responsible for managing audit and review teams on engagements for clients, working primarily with financial institutions. He also consulted with clients to provide cost and profit analysis, strategic merger guidance, accounting pronouncement interpretation, and internal control system guidance. Mr. LeMahieu graduated from Calvin College with a Bachelor of Science degree in Accountancy. He currently is a member of the Sheboygan County Economics Club, Wisconsin Bankers Association, American Institute of Certified Public Accountants and Wisconsin Institute of Certified Public Accountants. He earned his Certified Public Accountant designation in 1996 and is currently licensed in Wisconsin.

Officers of the Board of Directors
Chair: Michael G. Ansay
President and Chief Executive Officer: Michael B. Molepske
Chief Financial Officer: Kevin M. LeMahieu
Executive Officer and President of the Bank: Michael P. Dempsey
Corporate Secretary and General Counsel: Kelly M. Dvorak
During the previous 10 years, no director, person nominated to become a director, or executive officer of the Corporation was the subject of any legal proceeding that is material to an evaluation of the ability or integrity of any such person.
CORPORATE GOVERNANCE
Board Leadership Structure
The Corporation is committed to strong Board leadership. Currently, the roles of Chair of the Board and Chief Executive Officer are held by different individuals. Mr. Ansay serves as Chair of the Board, and Mr. Molepske serves as Chief Executive Officer and President. It is the Corporation’s view that structuring the Board leadership in this way allows for the most effective communication between the Board and Senior Management, as well as consistent leadership and cohesive strategic planning. From time to time, the Board leadership structure will be re-evaluated to ensure that it continues to be the most effective approach in serving the Corporation’s goals.
Role of Board in the Oversight of Risk
The Board takes an active role in overseeing all areas of risk to the Corporation, including credit risk, interest rate risk, liquidity risk, operational risk, strategic risk, and operational risk. This oversight is done through various Board committees, all of whom report directly to the Board. Our Board approves policies that set operational standards and risk limits at the Bank, and any changes to the Bank’s risk management program require approval by the Bank’s board of directors. Management is responsible for the implementation, integrity and maintenance of our risk management systems ensuring the directives are implemented and administered in compliance with the approved policy.

Cybersecurity and Information Security Risk Oversight
Our Board recognizes the importance of maintaining the trust and confidence of our customers, clients, and employees, and devotes significant time and attention to oversight of cybersecurity and information security risk. In particular, our Board and Senior Management each receives regular reporting on cybersecurity and information security risk, as well as presentations throughout the year on cybersecurity and information security topics. Our Governance and Nominating Committee also annually reviews and approves our Information Security Policy. The Board receives quarterly updates on cybersecurity and information security risk.
Board Self-Evaluation
The Board undertakes an evaluation process on an annual basis, using an evaluation platform designed by an independent third party. Each director evaluates his or her own performance, as well as the performance of his or her fellow directors. The evaluations are reviewed by the Chair of the Board, and the aggregated results are shared and discussed by the Board as a whole. The evaluation process improves the overall effectiveness of the Board by identifying its strengths, as well as areas for which additional training may be needed. In 2020, each committee of the Board will also engage in a self-assessment, in order to evaluate each committee’s performance and to identify any areas of improvement.
Director Independence
The Board has evaluated the independence of its directors in accordance with the NASDAQ rules and applicable rules and regulations of the Securities and Exchange Commission (“SEC”). Our corporate governance guidelines and principles and the NASDAQ rules require that a majority of the Board be composed of directors who meet the requirements for independence established by these standards. Based on those standards, the Board has determined that Ms. Bourbulas, Mr. Brisch, Ms. Heun, Mr. Holmes, Ms. Reynolds, Mr. Sachse, and Mr. Van Sistine do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is independent as that term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. The Board has also determined that Mr. Ansay, Mr. Dempsey, Mr. Gregorski, Mr. Johnson, and Mr. Molepske do have relationships that may give the appearance of interfering with the exercise of independent judgment in carrying out the responsibilities of a director, and that each of those directors is not independent as the term is defined by the NASDAQ rules and applicable rules and regulations of the SEC. Mr. Dempsey and Mr. Molepske are not independent because they are executive officers of the Corporation and Bank. Mr. Ansay is not independent because he is the Chief Executive Officer of Ansay & Associates, LLC, an affiliate of the Bank. Mr. Johnson is not independent as he was an employee of the Bank within the last three years. Mr. Gregorski is not independent because he currently owns, or has owned within the last three years, properties used as Bank branches for which the Bank made lease payments in excess of $120,000 annually. The Board has further determined that each director who serves on the Audit, Compensation and Retirement, and Governance and Nominating Committees satisfies the independence requirements for such committees in accordance with the NASDAQ rules and applicable rules and regulations of the SEC.
Director qualifications
We believe that our directors should have the highest professional and personal ethics and values, consistent with our longstanding values and standards. They should have broad experience at the policy-making level in business, government or civic organizations. They should be committed to enhancing shareholder value and have sufficient time to carry out their duties, including providing insight and practical wisdom based on their own unique experience. Each director must represent the interests of all shareholders. When considering potential director candidates, our Board of Directors also considers the candidate’s independence, character, judgment, diversity, age, skills, including financial literacy, and experience in the context of our needs and those of our Board of Directors. While we have no formal policy regarding the diversity of our Board of Directors, our Board of Directors may consider a broad range of factors relating to the qualifications and background of director nominees, which may include personal characteristics. Our Board of Directors’ priority in selecting board members is the identification of persons who will further the interests of our shareholders through his or her record of professional and personal experiences and expertise relevant to our growth strategy.
Code of Business Conduct and Ethics
The Corporation has adopted a Code of Business Conduct and Ethics, which applies to all directors, officers, and employees. The Code of Business Conduct and Ethics is posted on the Bank’s website, www.bankfirstwi.bank, under the Investor Relations tab. All directors, officers, and employees of the Corporation are also subject to an Insider Trading Policy, governing trading of the Corporation’s securities. This policy can also be found under the Investor Relations tab of the Bank’s website.
COMMITTEES OF THE BOARD OF DIRECTORS
The Corporation has standing Audit, Compensation and Retirement, Executive, and Governance and Nominating Committees of the Board of Directors. Each committee operates under a written charter adopted by the Board of Directors. You may review each of these charters under “Corporate Profile — Governance Documents” on the Investor Relations section of the Bank’s website at www.bankfirstwi.bank.
Meeting Attendance
The Board of Directors holds regularly scheduled quarterly meetings for the Corporation Board and monthly meetings for the Bank Board. Both boards also hold annual organizational meetings and annual shareholder meetings. The Audit Committee meets on a quarterly basis. The Compensation and Retirement Committee and Executive Committee meet at least twice yearly. The Governance and Nominating Committee meets approximately on a monthly basis.
In 2019, the Board of Directors held eight (8) meetings, and all incumbent directors attended at least 75% of the aggregate number of Board meetings and meetings of the committees on which they served. In addition, the incumbent directors who were serving as directors at such time attended last year’s Annual Meeting of Shareholders. We expect, but do not require, directors to attend the Annual Meeting.

Board Committee Composition
		Director Since		Committee Memberships*
Name	Age		Independent	AC	CC	GN	EC
Michael G. Ansay	66	2010	No
Mary-Kay H. Bourbulas	56	2019(1)	Yes
Donald R. Brisch	68	2006	Yes
Michael P. Dempsey	67	2014	No
Robert D. Gregorski	58	2010	No
Judy L. Heun	54	2019	Yes
Robert W. Holmes	72	NEW(2)	Yes
Stephen E. Johnson	64	NEW(3)	No
Michael B. Molepske	59	2009	No
Katherine M. Reynolds	69	1992	Yes
David R. Sachse	66	2010	Yes
Peter J. Van Sistine	63	2018	Yes

(1)
Mary-Kay H. Bourbulas was elected to succeed Robert J. Wagner on the Corporation Board and the Bank Board on August 1, 2019, upon his retirement. Pursuant to the Bylaws of the Corporation, Ms. Bourbulas will serve out his term before being re-nominated in 2021.

(2)
Mr. Holmes’ nomination to serve as a Director of the Corporation as set forth in these materials is contingent upon successful completion of the merger of Tomah Bancshares, Inc. with and into the Corporation. Mr. Holmes will serve on the Audit Committee if he is elected to the Board at the Annual Meeting.

(3)
Mr. Johnson became a Director of the Bank in January 2019.

AC: Audit Committee
CC: Compensation & Retirement Committee
GN: Governance & Nominating Committee
EC: Executive Committee
Chair
Member
* All voting members of the above-listed committees are independent directors. Kelly M. Dvorak serves as the non-voting Corporate Secretary for each committee.
Audit Committee
The purpose of the Audit Committee is to assist the Board of Directors in overseeing the quality and integrity of the Corporation’s financial statements; the Corporation’s compliance with legal and regulatory requirements; the independent registered public accounting firm’s qualifications and independence; the performance of the Corporation’s internal audit function and independent registered public accounting firm; and other financial matters. Among other things, the Audit Committee has the authority to:
•
retain, evaluate and, as necessary, terminate the Corporation’s independent registered public accounting firm;*

•
review and approve the scope of the annual internal and external audits;

•
review and pre-approve the engagement of our independent registered public accounting firm to perform non-audit services and the related fees;*

•
meet independently with our internal auditors, independent registered public accounting firm, and Senior Management;

•
review the integrity of our financial reporting process;

•
review our financial statements and disclosures; and

•
review disclosures from our independent registered public accounting firm regarding compliance with the independence standards of the American Institute of Certified Public Accountants, SEC, and appropriate banking regulations.

*
Matters with respect to which the Audit Committee has sole authority to act.

The Audit Committee is authorized to obtain advice and assistance from, and receive appropriate funding from the Corporation for, independent outside legal, accounting, and other professional advisors as the Audit Committee deems appropriate to fulfill its responsibilities.
Our Audit Committee is comprised of Mr. Donald R. Brisch, Ms. Judy L. Heun, Mr. and Mr. David R. Sachse. Each of the members of the Audit Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2019, the Audit Committee held seven (7) meetings.
Mr. David R. Sachse serves as the Chair of the Audit Committee and is designated as the Committee’s financial expert as defined under the SEC rules, and possesses financial sophistication as defined under the rules of NASDAQ, based on his extensive experience with financial reporting and analysis. In addition, the Board believes that each member has requisite knowledge and experience of financial and auditing matters to serve on the Audit Committee.
Compensation and Retirement Committee
The Compensation and Retirement Committee is primarily responsible for administering the Corporation’s compensation program. Consequently, the Compensation and Retirement Committee approves all elements of the compensation program including cash compensation, equity compensation, and other benefits. Under the Committee’s charter, its duties include:
•
overseeing the Corporation’s compensation philosophy, compensation programs and retirement programs, including making recommendations and proposals concerning employee benefits;

•
ensuring that a compensation market analysis is completed for the directors and members of Senior Management by a third-party service provider as the Committee deems necessary, but at least every three (3) years, and making recommendations to the Board based on the analysis;

•
retaining or obtaining the advice of a compensation consultant, legal counsel, or other advisor, as necessary;

•
overseeing the Corporation’s regulatory and legal compliance with respect to compensation plans;

•
determining, or recommending to the Board for determination, the compensation of non-employee directors;

•
conducting the formal performance evaluation of the Chief Executive Officer of the Corporation and Bank;

•
overseeing the evaluation of the Board members;

•
approving the recommended salaries, bonuses and long-term incentive compensation for Senior Management;

•
approving the recommended salary, bonus, long-term compensation, and other compensation for the Chief Executive Officer; and

•
approving the corporate goals and metrics, profit sharing contribution, retirement plan match, overall salary compensation and overall bonus compensation, for all Corporation employees on an annual basis.

The Committee grants sole discretion for market-based compensation adjustments and long-term incentive stock grants for employees who are not members of Senior Management to the Chief Executive Officer and Vice President of Human Resources. Our Compensation and Retirement Committee is comprised of Mr. Donald R. Brisch, Ms. Katherine M. Reynolds and Mr. Peter J. Van Sistine. Each of the members of the Compensation and Retirement Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2019, the Compensation and Retirement Committee held three (3) meetings.
Compensation Committee Interlocks and Insider Participation:
In 2019, Mr. Donald R. Brisch, Ms. Katherine M. Reynolds, and Mr. Peter J. Van Sistine served on the Compensation and Retirement Committee. No member of our Compensation and Retirement Committee (i) is or has ever been an officer or employee of the Corporation or the Bank, (ii) was, during the last completed fiscal year, a participant in any related party transaction requiring disclosure under “Certain Relationships and Related-Party Transactions,” except with respect to loans made to such committee members in the ordinary course of business on substantially the same terms as those prevailing at the time for comparable transactions with unrelated parties or (iii) had, during the last completed fiscal year, any other interlocking relationship requiring disclosure under applicable SEC rules.
Executive Committee
The Executive Committee is a forum for discussion of matters of policy, practice, and long-term planning. The Committee consists of only independent directors and can be called at the request of the lead independent director or any two members, but at least twice annually. Our Executive Committee is comprised of Ms. Mary-Kay H. Bourbulas, Mr. Donald R. Brisch, Ms. Judy L. Heun, Ms. Katherine M. Reynolds, Mr. David R. Sachse, and Mr. Peter J. Van Sistine. Each of the members of the Executive Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2019, the Executive Committee held three (3) meetings.
Governance and Nominating Committee
The purpose of the Governance and Nominating Committee is to review candidates for membership on the Board, recommend individuals for nomination to the Board, and prepare and periodically review with the entire Board a list of general criteria for Board nominees. In order to be considered for nomination to an additional term on the Board, the Committee shall ensure that the individual continues to meet the criteria established for nominees to the Board. The Committee is also charged with overseeing the corporate governance of the Corporation and the Bank, including reviewing the Corporation’s Bylaws, reviewing the appropriateness and scope of all Corporation and Bank policies, and making recommendations concerning policy changes. The primary duties and responsibilities of the Committee include the following, pursuant to its charter:
•
making recommendations to the Board regarding the size and composition of the Board;

•
establishing and recommending to the Board criteria for the selection of new directors;

•
identifying and recruiting Board candidates, consistent with criteria approved by the Board;

•
recommending to the Board candidates for Board membership;

•
selecting the director nominee(s) for the next Annual Meeting;

•
determining the appropriate committee structure of the Board;

•
reviewing all Corporation and Bank policies requiring Board approval on an annual basis;

•
making recommendations to the Board concerning policy changes;

•
overseeing the corporate governance of the Corporation and the Bank;

•
reviewing the Bylaws of the Corporation and the Bank as necessary; and

•
ensuring complete and accurate reporting to the SEC and other regulatory bodies as required by law.

The Governance and Nominating Committee will consider nominees recommended by (i) any current director, (ii) the Corporation’s executive officers, and (iii) any shareholder, provided that such shareholder’s recommendations are made in accordance with the Bylaws. Shareholder nominees that comply with the Bylaws will receive the same consideration that nominees from other sources receive. One or more members of the Governance and Nominating Committee will interview the selected nominees and make recommendations to the Board of Directors. For more information, please see “Submission of Shareholder Proposals and Shareholder Communications” on page 35.
When considering and evaluating nominees, the Committee will consider the following factors:
•
Professional experience and core competencies

•
Knowledge of the banking and finance industry

•
Personal, professional, and financial integrity

•
Ability and willingness to attend Board and committee meetings and actively participate therein

•
Other board memberships

•
Community involvement

•
Any potential conflicts of interest and/or affiliate relationships

•
Diversity in race, ethnicity, gender, and age

•
Diversity in geography, education, professional experience, and industry

Our Governance and Nominating Committee is comprised of Ms. Mary-Kay H. Bourbulas, Mr. Donald R. Brisch, and Ms. Katherine M. Reynolds. Each of the members of the Governance and Nominating Committee meets the independence requirements of the rules of NASDAQ and applicable rules and regulations of the SEC. During 2019, the Governance and Nominating Committee held eleven (11) meetings.

DIRECTOR COMPENSATION
The Compensation and Retirement Committee reviews the compensation paid to non-employee directors annually. Our objective for compensation of our directors is to pay at or near the 75th percentile of our peer group with direct compensation. Direct compensation includes annual retainer fees and long-term incentive stock (equity ownership). Every three years, or under special request, a compensation analysis is completed by a third-party consultant, specializing in executive and board compensation. In October 2018, our third-party consultant, The McLagan Group, recommended an increase in direct compensation for the Board to better align with our compensation philosophy. The Compensation and Retirement Committee recommended, and the Board approved, (i) decreasing the annual retainer fee for all directors from $32,000 to $10,000, (ii) increasing the annual stock awards from $10,000 to $45,000, (iii) increasing the annual retainer fee for the Chair of the Board from $15,000 to $23,000, and (iv) increasing the annual fee for the Chair of the Audit Committee from $5,000 to $6,500. These changes took effect in May 2019. Mr. Molepske and Mr. Dempsey do not receive additional compensation for serving as directors.
Compensation Structure for Non-Employee Directors (2019)
Base annual retainer	$10,000
Annual stock awards	$45,000
Annual Chair of the Board retainer	$23,000
Annual Audit Committee Chair retainer	$6,500
Annual Compensation and Retirement Committee Chair retainer	$5,000
Annual Governance and Nominating Chair retainer	$5,000
Fiscal Year 2019 Non-Employee Director Compensation
Director	Fees Earned or Paid in Cash (a) $	Stock Awards (b) $	All Other Compensation (c) $	Total Compensation $
Michael G. Ansay	33,000	45,000	180	78,180
Donald R. Brisch	15,000	45,000	180	60,180
Robert D. Gregorski	10,000	45,000	180	55,180
Katherine M. Reynolds	15,000	45,000	180	60,180
David R. Sachse	16,500	45,000	180	61,680
Peter J. Van Sistine	10,000	45,000	155	55,155
Robert J. Wagner	10,000	11,250	155	21,405
Stephen E. Johnson	10,000	45,000	45	55,045
Judy L. Heun	10,000	45,000	0	55,000
Mary-Kay H. Bourbulas	7,500	33,750	0	41,250
(a) On May 8, 2019, the directors received an annual retainer fee based on their board position and chair roles, if applicable. Ms. Heun joined the holding company board in June 2019 and received the annual retainer fee. Ms. Bourbulas joined the holding company board in August 2019 and received a prorated annual fee for 2019.
(b) On March 2, 2020, the Corporation granted restricted stock for 2019 performance to its non-employee directors pursuant to the Corporation’s 2011 Equity Plan (“Equity Plan”). Each director, with the exception of Ms. Bourbulas and Mr. Wagner, received 732 shares of restricted stock at a fair market value price of  $61.49 per share, which restricted shares vest on the one-year anniversary of the grant. Ms. Bourbulas’ and Mr. Wagner’s shares were prorated due to their dates of joining and retiring from the holding company board, respectively. Ms. Bourbulas received 549 shares and Mr. Wagner received 183 shares. Due to his retirement, Mr. Wagner’s shares were fully vested and unrestricted. Stock award values are computed in accordance with the FASB ASC Topic 718.

Each of our non-employee directors and director nominees hold the following number of unvested stock awards: Mr. Ansay, 732; Mr. Brisch, 732; Mr. Gregorski, 732; Ms. Reynolds, 732; Mr. Sachse, 732; Mr. Van Sistine, 732; Ms. Heun, 732; Ms. Bourbulas, 549; Mr. Johnson, 732.
On March 1, 2019, the Corporation granted restricted stock for 2018 performance to its non-employee directors pursuant to the Equity Plan. Each director, with the exception of Ms. Heun and Ms. Bourbulas, received 177 shares of restricted stock at a fair value price of $56.62 per share, which vested on the one-year anniversary of the grant. Stock award values are computed in accordance with the FASB ASC Topic 718.
(c) Reflects dividends paid on unvested stock awards in 2019.
Non-Qualified Deferred Compensation for Directors and Executive Officers
On February 19, 2019, the Board of Directors voted to terminate the Non-Qualified Deferred Compensation Plan, effective March 1, 2019.
Director and Executive Officer Stock Ownership
To align the interests of our directors and shareholders, our Board of Directors believes directors and executive officers should have a significant stake in Bank First. Each non-employee director must own Bank First Corporation shares equal in value to a minimum of  $200,000. New directors and executive officers have five years to meet the requirement. All our directors and executive officers have complied with our stock ownership policy in the fiscal year 2019.

NAMED EXECUTIVE OFFICER COMPENSATION
This table contains information about compensation awarded to our Named Executive Officers for the fiscal years ended December 31, 2019 and 2018.
2019 and 2018 Summary Compensation Table
Name & Principal Position	Year	Salary (a) ($)	Bonus (b) ($)	Stock Awards (c) ($)	All Other Compensation (d) ($)	Total Compensation ($)
Michael B. Molepske Chief Executive Officer (Director)	2019	533,333	257,515	257,643	45,095	1,093,586
	2018	425,015	233,091	233,274	37,701	929,081
Michael P. Dempsey President (Director)	2019	338,250	121,569	121,750	13,091	594,660
	2018	295,665	115,380	115,505	12,554	539,104
Kevin M. LeMahieu Chief Financial Officer	2019	261,375	93,939	94,079	3,745	453,138
	2018	206,000	89,157	89,177	2,776	387,110
(a) Reflects the named executive officers’ actual salary earned in 2019 and 2018.
(b) Bonuses are granted in March of each year for the performance results for the prior year.
(c) Restricted stock awards are granted in March of each year for the performance results of the prior year pursuant to the Equity Plan. These awards vest equally over five years from the date of grant. The grant date fair value of the restricted stock awards is based on the fair market value of a share of Corporation stock on the grant date, computed in accordance with the FASB ASC Topic 718.
(d) Details regarding all other compensation are set forth in the table below.
All Other Compensation
Named Executive Officer	Excess Benefit Plan ($) (a)	Dividends on Unvested Stock Awards ($)	Business Development ($)
Michael B. Molepske	35,000	10,095	—
Michael P. Dempsey	—	6,091	7,000
Kevin M. LeMahieu	—	3,745	—
(a) In 2012, the Compensation and Retirement Committee of the Board of Directors adopted an excess benefit plan for Michael B. Molepske. The plan was designed solely for the purpose of providing benefits to Michael B. Molepske in excess of the limitations on contributions and benefits imposed by section 415 of the Internal Revenue Code of 1986. In 2019, $35,000 was contributed as other compensation through this plan.
Summary of Material Components of Compensation Program
The Corporation’s executive compensation philosophy is intended to provide a total compensation package that is competitive with market practice while varying awards to recognize Corporation and individual performance. The objective is to provide competitive pay for achieving performance goals consistent with the Corporation’s business objectives and its performance compared to the performance of other financial institutions. The Corporation’s philosophy is that actual compensation should exceed market when superior performance is achieved and be lower than market when performance falls below expectations.
•
Base Salaries  —  In order to reward and retain its top talent, the Bank’s philosophy is for base salaries to approximate the 50th  —  75th percentile of its top performing bank peers. While the Bank takes into consideration other factors in determining total compensation, base salaries, which have a more immediate impact, must be competitive to attract and retain talent.

•
Short-Term Incentives  —  The Bank’s annual bonus program is based on the Bank’s and the executive’s prior year’s performance and requires the executive officer to meet or exceed pre-established annual performance targets, such as return on assets, assets per full-time equivalent employees (“FTE”) and earnings per share.
•
Long-Term Incentives  —  The purpose of the Equity Plan is to provide financial incentives for selected employees of the Corporation, thereby promoting long-term growth and financial success by attracting and retaining employees of outstanding ability, strengthening the Corporation’s capacity to develop, maintain, and direct a competent management team, provide an effective means for selected employees to acquire and maintain ownership of Corporation stock, motivate employees to achieve long-range performance goals and objectives, and provide incentive compensation opportunities competitive with those of equal peers. The Corporation provides long-term incentives in the form of restricted common stock, with a multi-year vesting schedule, to encourage retention and ownership. The recipients are entitled to receive dividends during their restricted period and have the right to vote such shares of restricted stock. Awards are granted and vest on or around March 1st of each year and the Compensation and Retirement Committee has discretion to determine the grant and vesting date changes. If a participant terminates their employment or is terminated for cause, he or she will forfeit their unvested shares. The Chief Executive Officer has the discretion to accelerate vesting upon an employee’s retirement. Shares of restricted stock will become immediately vested upon the occurrence of a change of control of the Corporation.

Outstanding Equity Awards at 2019 Fiscal-Year End
	Stock Awards
Named Executive Officer	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (a)
Michael B. Molepske	1,100 (b)	77,011
	1,972 (c)	138,060
	2,337 (d)	163,613
	2,916 (e)	204,149
	4,120 (f)	288,441
Michael P. Dempsey	651 (b)	45,577
	1,376 (c)	96,334
	1,629 (d)	114,046
	1,676 (e)	117,337
	2,040 (f)	142,820
Kevin M. LeMahieu	315 (b)	22,053
	726 (c)	50,827
	933 (d)	65,319
	1,204 (e)	84,292
	1,575 (f)	110,266
(a) The market value of restricted stock reflects the number of shares unvested multiplied by the December 31, 2019 stock price of  $70.01. These restricted stock shares vest equally over five years from the date of grant.
(b) The restricted shares vest on March 1, 2020.
(c) The restricted shares vest in two approximately equal annual installments on March 1, 2020 and March 1, 2021.
(d) The restricted shares vest in three approximately equal annual installments on March 1, 2020, March 1, 2021 and March 1, 2022.
(e) The restricted shares vest in four approximately equal annual installments on March 1, 2020, March 1, 2021, March 1, 2022 and March 1, 2023.
(f) The restricted shares vest in five approximately equal annual installments on March 1, 2020, March 1, 2021, March 1, 2022, March 1, 2023 and March 1, 2024.

Additional Information Regarding Stock Awards
With respect to awards granted prior to February 19, 2019, upon a change of control of the Corporation, outstanding equity awards will become immediately vested. With respect to awards granted on or after February 19, 2019, if an event constituting a change in control occurs and a plan participant either terminates employment for good reason (as defined in the plan) or is involuntarily terminated by the Corporation without cause after the change in control, the transferability and forfeitability provisions relating to restricted stock awards immediately cease to apply. If a participant terminates employment or is terminated for cause, he or she will forfeit their unvested shares. If a participant retires, then his or her equity awards may become vested at the discretion of the CEO.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Exchange Act requires our directors, officers and persons who beneficially own more than 10% of our common shares to file initial reports of ownership on Form 3 and reports of changes of ownership on Forms 4 and 5 with the SEC. These officers, directors and 10% beneficial owners are also required to furnish us with copies of all Section 16(a) forms that they file.
To our knowledge, based solely on our review of the copies of such forms received by us and written representations from our directors and officers, we believe that all Section 16(a) filing requirements applicable to our officers, directors and 10% beneficial owners have been complied with for the fiscal year ended December 31, 2019.
COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth the beneficial ownership of shares of the Corporation’s common stock as of March 30, 2020, by (i) each director and director nominee of the Corporation, (ii) each of the executive officers of the Corporation, (iii) all directors and executive officers as a group, and (iv) all shareholders known to us who may be considered a beneficial owner of more than 5% of the outstanding shares of the Corporation’s common stock.
Common Stock
Beneficial Owner	Number of Shares (a) (b)	Percent of Class (c)
Directors:
Michael G. Ansay	60,728 (d)	*
Mary-Kay H. Bourbulas	574 (e)	*
Donald R. Brisch	18,283 (f)	*
Michael P. Dempsey (Executive Officer)	76,087 (g)	1.06
Robert D. Gregorski	31,709 (h)	*
Judy L. Heun	752 (i)	*
Robert W. Holmes	0 (j)	*
Stephen E. Johnson	33,967 (k)	*
Michael B. Molepske (Executive Officer)	109,218 (l)	1.53
Katherine M. Reynolds	28,344 (m)	*
David R. Sachse	23,618 (n)	*
Peter J. Van Sistine	6,334 (o)	*
Executive Officers who are not Directors:
Kevin M. LeMahieu	14,898 (p)	*
All Directors and Executive Officers of the Corporation	404,512	5.65
Other Material Shareholders:
Richard S. Molepske	531,519 (q)	7.43
Associated Banc-Corp.	445,611 (r)	6.23
Blackrock, Inc.	382,964 (s)	5.35

(a) Beneficial ownership is determined in accordance with rules of the SEC and includes voting or investment power to the securities. Except as disclosed in the footnotes to this table and subject to applicable community property laws, we believe that each beneficial owner identified in the table possesses sole voting and investment power over all our shares of common stock shown as beneficially owned by the beneficial owner.
(b) This amount includes shares allocated to participant accounts within the ESOP. The shares allocated to participant accounts within the ESOP as of March 30, 2020 are as follows: Michael B. Molepske: 32,702; Michael P. Dempsey: 30,295; Kevin M. LeMahieu: 7,832.
(c) Percentage ownership is based on 7,155,955 shares of common stock outstanding as of March 30, 2020. The asterisk (*) represents less than 1% of the total number of shares of common stock outstanding on the Record Date.
(d) Shares held in trust: 17,900; shares held as custodian: 2,650; shares held directly: 40,178 (including 732 unvested shares from equity awards).
(e) Shares held directly: 574 (including 549 unvested shares from equity awards).
(f) Shares held directly: 18,283 (including 732 unvested shares from equity awards).
(g) Shares held directly: 76,087 (including 6,643 unvested shares from equity awards).
(h) Shares held directly: 31,709 (including 732 unvested shares from equity awards).
(i) Shares held directly: 752 (including 732 unvested shares from equity awards).
(j) Director Nominee; Mr. Holmes owns 35,869 shares of Tomah Bancshares, Inc., which will be converted to Bank First Corporation common stock upon successful completion of the merger.
(k) Director Nominee; shares held as custodian: 2,912; shares held directly: 31,055 (including 732 unvested shares from equity awards).
(l) Shares held in trust: 18,434; shares held indirectly by RS Molepske, LLC: 8,000; shares held directly: 70,567 (including 12,217 unvested shares from equity awards).
(m) Shares held directly: 28,344 (including 732 unvested shares from equity awards).
(n) Shares held directly: 23,618 (including 732 unvested shares from equity awards).
(o) Shares held directly: 6,334 (including 732 unvested shares from equity awards).
(p) Shares held directly: 14,898 (including 4,678 unvested shares from equity awards).
(q) The information contained herein is based on information provided by the respective individual as of March 30, 2020. The address for Richard S. Molepske is 31 Sunset Bay Drive, Belleair, FL 33756-1643.
(r) The information contained herein is based on information reported by Nasdaq, at www.nasdaq.com/market-activity/stocks/bfc/institutional-holdings. Associated Banc-Corp. is located at 433 Main Street, Green Bay, WI 54301.
(s) The information contained herein is based on information disclosed by the entity on a Schedule 13G filed with the SEC on February 7, 2020. The address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.
CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS
Related-Party Transactions
The Audit Committee is responsible for reviewing and approving all related-party transactions, as well as reviewing the procedures used to identify related parties and any transactions with related parties. Under SEC regulations, the Corporation is required to disclose any transaction occurring in the last fiscal year or that is currently proposed in an amount that exceeds $120,000, in which the Corporation was or is a participant, and in which an executive officer or director of the Corporation, or an immediate family member thereof, had or will have a direct or indirect material interest. All transactions between the Corporation or the Bank and executive officers, directors, principal shareholders (that we are aware of) and affiliates thereof, will, to the best of our efforts, contain terms no less favorable to the Corporation or the Bank than could have been obtained by them in arms’ length negotiations with unaffiliated persons and will be reviewed and approved by the Audit Committee. In determining whether to approve a related person transaction, the Audit Committee will consider all of the relevant and material facts and circumstances available to it, including (if applicable) but not limited to: the benefits to the Corporation; the impact on a director’s independence in the event the related person is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; the availability of other sources for comparable products or services; the terms of the transaction; and whether the terms are comparable to the terms available to unrelated third parties or to employees generally. After its review, the Audit Committee will only approve or ratify related person transactions that are (i) in, or are not inconsistent with, the best interests of the Corporation and its shareholders, as the Audit Committee determines in good faith, (ii) on terms comparable to those that could be obtained in arm’s length dealings with an unrelated third person and (iii) approved or ratified by a majority of the disinterested members of the Audit Committee.
The Bank’s wholly-owned subsidiary, TVG Holdings, Inc., owns 40.0% of Ansay & Associates, LLC. Michael G. Ansay, Chair of the Board of Directors of the Corporation, is the Chair and Chief Executive Officer of Ansay & Associates.
The Bank’s Appleton office is subject to a ground lease with Gregorski Development, LLC, an entity owned by Director Robert Gregorski. The Bank entered into the lease in 2014, for an initial term of forty years. The lease calls for payments of  $6,250 per month. In 2019, the Bank paid approximately $75,000 in lease payments to the Gregorski related entities. Management believes that the terms of the lease are no less favorable to the Bank than would have been achieved with an unaffiliated third party.
The Corporation did not engage in any other transactions that require disclosure under SEC regulations.
Loans to Related Persons
The Bank has had, and expects to have in the future, loans and other banking transactions in the ordinary course of business with directors (including our independent directors) and executive officers of the Corporation and its subsidiaries, including members of their families or corporations, partnerships or other organizations in which such officers or directors have a controlling interest. In addition, the Bank is subject to the provisions of Section 23A of the Federal Reserve Act, which places limits on the amount of loans or extensions of credit to, or investments in, or certain other transactions with, affiliates and on the amount of advances to third parties collateralized by the securities or obligations of affiliates. The Bank is also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibits an institution from engaging in certain transactions with certain affiliates unless the transactions are on terms substantially the same, or at least as favorable to such institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.
In accordance with the Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended, to the best of our knowledge, all loans to executive officers, directors, principal shareholders, and any affiliates thereof, are made on similar terms, including interest rates, loan fees, and collateral as those prevailing at the time for comparable transactions with the general public and do not involve more than the normal risk of repayment or present other unfavorable features. During 2019, no executive officer, director, principal shareholder (that we are aware of), or any affiliate of the Corporation or the Bank had loans outstanding at preferred interest rates from the Corporation or the Bank.

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
The Audit Committee has appointed Dixon Hughes Goodman, LLP (“DHG”) as the independent registered public accounting firm to audit the Corporation’s financial statement for the fiscal year ending December 31, 2020. Although not required to do so, the Board is submitting the selection of DHG as our independent registered public accounting firm to our shareholders for ratification as a matter of good corporate governance. The Board recommends that our shareholders ratify such appointment. Even if the appointment of DHG is ratified by the shareholders, the Audit Committee, in its discretion, could decide to terminate the engagement of DHG and to engage another audit firm if the Audit Committee determines such action is necessary or desirable. In the event that the appointment is not ratified by the required shareholder vote, the vote would be considered in connection with the engagement of an independent registered public accounting firm for 2021. The Audit Committee will reconsider the appointment, but also may decide to maintain the appointment.
Representatives of DHG will be present at the Annual Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSAL TO RATIFY THE APPOINTMENT OF DIXON HUGHES GOODMAN, LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2020.

PROPOSAL 3 — APPROVAL OF THE 2020 EQUITY PLAN OF BANK FIRST CORPORATION
The Board of Directors has presented for approval the Bank First Corporation 2020 Equity Plan (the “Plan”). It is the judgment of the Board of Directors that the incentive grants made under the Corporation’s previous incentive plans have been effective and useful in (i) attracting, retaining and motivating officers, other key employees of the Corporation and members of the Board of Directors (“Directors”), and (ii) encouraging such officers, employees and Directors to increase their stock ownership in the Corporation. The adoption of the Plan is expected to benefit the Corporation and its shareholders by enabling the Corporation to continue to be competitive in its search for and retention of outstanding employees and Directors, and by encouraging such employees and Directors to increase their proprietary interests in the Corporation.
If approved, the Plan will replace the Bank First National Corporation 2011 Equity Plan (as amended, the “2011 Plan”). Accordingly, no additional stock-based awards will be granted under the 2011 Plan following shareholder approval of the Plan.
Certain Material Differences Between the Plan and the 2011 Plan
The following is a summary of certain material differences between the Plan and the 2011 Plan. Most of these changes are intended to improve upon certain best practices already included in the 2011 Plan. This summary is qualified by and subject to the actual provisions of the Plan, which is attached as Appendix A.
•
Shares Available. The aggregate number of shares of the Corporation’s common stock (the “Common Stock”) reserved for issuance under the Plan is 700,000 shares. This is approximately ten percent (10%) of the number of shares currently outstanding, an industry standard for incentive compensation plans. Under the 2011 Plan, Bank First Corporation reserved 659,250 shares for issuance, and issued approximately 202,000 restricted shares over a 10-year period.

•
Share Recycling. The Plan provides that shares received by the Corporation in connection with the exercise of an award, including shares tendered in payment of a stock appreciation right’s exercise price or shares tendered to the Corporation for the satisfaction of any tax liability or the satisfaction of a tax withholding obligation, may not be subject to issuance pursuant to a later award.

•
Delegation of Limited Authority. Subject to certain limitations, the Compensation and Retirement Committee of the Board of Directors (the “Committee”) may delegate authority to officers of the Corporation allowing such officers to designate non-executive employees to receive awards under the Plan.

•
“Change of Control” Definition. The “Change of Control” definition, as it pertains to termination following a change of control, now specifies that a change of control occurs only upon the consummation of an enumerated change of control event (e.g. merger, consolidation, liquidation, or sale of substantially all of the Corporation’s assets).

•
Clawback Provisions. All awards under the Plan are subject to all applicable clawback laws, clawback provisions of the listing standards of NASDAQ, and any clawback policy adopted, and amended from time to time, by the Committee.

These changes add to certain best practices that were already contained in the 2011 Plan, including:
•
No Evergreen Provisions. The Plan does not contain a provision for automatic funding additions over the life of the Plan.

•
Double Trigger for Payouts Relating to a Change in Control. The Plan does not automatically vest and pay out awards following a change in control of the Corporation. Rather, awards will only vest and be paid out based on a change in control if the participant is involuntarily terminated or resigns for good reason (as defined in the Plan) following a change in control.

Material Features of the Plan
A summary of the material features of the Plan follows. Statements about the Plan are qualified by and subject to the actual provisions of the Plan, which is attached as Appendix A.

Administration
The Committee, or such other committee as the Board of Directors may designate, will administer the Plan. The Committee has the discretionary authority to establish and amend rules and regulations relating to the Plan, select the eligible employees and non-employee Directors who shall receive awards under the Plan, grant awards under the Plan, determine the terms and conditions of such awards, and interpret the Plan and/or any agreement entered into under the Plan.
Eligibility
The Plan is designed to benefit certain employees (including officers) of the Corporation and its subsidiaries, current non-employee Directors and certain former non-employee Directors. It is not possible at this time to determine who may be selected to receive awards under the Plan or the amount of Common Stock to be awarded to any person. The Committee has authority to select participating employees and may give consideration to the functions and responsibilities of the respective employee, his or her present and potential contributions to the success of the Corporation, the employee’s contribution to Corporation risk management, the value of his or her services to the Corporation, and other factors deemed relevant. Subject to limitations set forth in the Plan, the Committee may also delegate to one or more officers of the Corporation the authority to designate employees, who are not executive officers or Directors, as eligible for awards under the Plan. There are currently three (3) executive officers and ten (10) non-employee Directors or Director Nominees that the Corporation anticipates will receive awards under the Plan, as well as approximately seventeen (17) non-executive officers and employees.
Awards Available Under the Plan
Awards under the Plan (“Awards”) may be granted, awarded or paid in any one or a combination of stock appreciation rights, restricted stock awards, unrestricted stock awards and/or performance unit awards. However, to date, the Corporation has awarded only restricted stock awards under the 2011 Plan. The aggregate number of shares of the Common Stock reserved for issuance under the Plan is 700,000 shares, which may be newly-issued shares, authorized and unissued shares or shares reacquired by the Corporation in the open market or otherwise. The aggregate amount is subject to appropriate adjustments, which may be made by the Committee, for stock dividends, stock splits and similar changes.
Stock Appreciation Rights. Stock appreciation rights (“SARs”) generally permit the SAR recipient to receive the difference between the fair market value of one share of Common Stock on the date of payout or exercise and the fair market value of one share of Common Stock on the date the SAR was granted multiplied by the number of shares of Common Stock covered by the SAR award. Upon exercise, rights will be paid in Common Stock or cash, or a combination of both, as determined by the Committee.
Restricted Stock. Restricted stock awards are subject to restriction periods and certain conditions specified upon the grant of restricted stock awards. Subject to certain exceptions, restricted stock awards only vest upon the lapsing of the established restriction period and the satisfaction of any other established conditions. Until the restriction period lapses, Common Stock awarded pursuant to restricted stock awards is represented in a book entry account in the name of the award recipient. The recipient of restricted stock may not sell, assign, pledge or otherwise transfer the restricted stock. Recipients of restricted stock awards will be entitled to receive dividends and vote such restricted stock during restriction periods.
Unrestricted Stock Awards. The Committee may make unrestricted awards of Common Stock to participants who are former non-employee Directors.
Performance Units. A performance unit entitles the participant to receive a specified cash or Common Stock payment in the event the Corporation achieves predetermined objectives expressed in terms of performance goals. Such performance goals may be established by the Committee based on performance criteria as the Committee shall deem appropriate. In determining the number of performance units to be granted to any participant, the Committee considers a participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.
Non-transferability
Unless otherwise provided by the Committee, SARs, shares of restricted stock, and performance units are only transferable by will and pursuant to the laws of descent and distribution.
Vesting and Payout
The Committee shall have discretion to determine vesting provisions for SARs, restricted stock, or performance units on an individual participant basis. If the participant is an employee, such vesting provisions shall provide that, except for changes of control, the rights are forfeited without payment if the participant’s employment with the Corporation is involuntarily terminated or if the participant voluntarily terminates employment prior to the satisfaction of the vesting conditions. If the participant is a non-employee Director, such vesting provisions may provide that if the participant leaves the Board of Directors, for reasons other than cause, prior to the satisfaction of the vesting conditions, such participant’s rights to an Award granted under the Plan shall be immediately vested and paid to the participant.
Effect of Termination of Employment Resulting from a Change of Control of the Corporation
Unless otherwise provided in an award statement or as determined by the Committee, if an event constituting a change in control of the Corporation occurs and a participant either terminates employment for good reason or is involuntarily terminated by the Corporation without cause after the change in control: (i) unexpired and unexercised stock appreciation rights shall immediately vest and will be fully exercisable, and the participant shall receive a cash payment in an amount to be determined pursuant to the Plan; (ii) restrictions on shares of restricted stock shall lapse and forfeitability provisions shall cease to apply; and (iii) the recipients of performance unit awards shall receive a payout of any performance unit awards as if the maximum performance objectives had been fully achieved.
Amendment
The Board of Directors may amend, suspend or terminate the Plan. However, no such change may result in a material adverse alteration or impairment of any outstanding SARs, shares of restricted stock or performance unit awards without the consent of the recipient of such award. No amendment shall, without the approval of the Corporation’s shareholders, (i) increase the total number of shares of Common Stock that may be issued under the Plan; (ii) expand the types of awards available to participants under the Plan; (iii) materially expand the class of participants eligible to participate in the Plan; (iv) extend the term of the Plan; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or other applicable listing standards).
Clawbacks
All awards under the Plan are subject to any applicable clawback laws, clawback provisions of the listing standards of NASDAQ, and any clawback policy adopted, and amended from time to time, by the Committee. The Committee shall have discretion with respect to any clawback to determine whether the Company shall effect such recovery (i) by seeking repayment from the participant; (ii) by reducing amounts that would otherwise be payable to the participant under any compensatory plan, program or arrangement maintained by the Corporation or any subsidiary or affiliate of the Corporation (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement); (iii) by withholding payment of future increases in compensation (including the payment of any discretionary bonus amounts) or grants of compensatory awards that would have otherwise been made in accordance with the Corporation’s applicable compensation practices; or (iv) by any combination of the above.

Effective Date
The Plan was approved by the Board of Directors on March 17, 2020. Subject to approval by the shareholders of the Corporation’s Common Stock at the annual shareholder meeting, the Plan will become effective on June 8, 2020. No Awards included in the Plan may be granted after June 8, 2030.
Vote Required
The Plan will be adopted if approved by the affirmative vote of the holders of at least a majority of the outstanding shares of the Corporation’s Common Stock that are represented at the annual meeting (either in person or by proxy) and are voted in connection with the adoption of the Plan.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE BANK FIRST CORPORATION 2020 EQUITY PLAN. UNLESS YOU INDICATE OTHERWISE ON YOUR PROXY, YOUR SHARES WILL BE VOTED “FOR” THIS PROPOSAL.

INFORMATION REGARDING THE CORPORATION’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM
Dixon Hughes Goodman LLP (“DHG”) and Porter Keadle Moore (“PKM”) served as the Corporation’s independent registered public accounting firm for the years ended December 31, 2019 and 2018, respectively.
Fees Billed by the Corporation’s Independent Registered Public Accounting Firms
This table presents fees for professional audit services rendered by the Corporation’s independent registered public accounting firm for the audit of the Corporation’s annual financial statements during the years ended December 31, 2019 and 2018, and fees billed for other services rendered by the firms during those periods.
Year Ended December 31	DHG 2019	PKM 2018
Audit fees	$205,000	$167,100
Audit-related fees	$0	$0
Tax fees	$0	$18,400
All other fees	$0	$0
Total	$205,000	$185,500
Audit fees
These amounts represent fees of the independent registered public accounting firms for the audit of our annual consolidated financial statements, the audit of internal controls over financial reporting (FDICIA), and the services that an independent auditor would customarily provide in connection with subsidiary audits, statutory requirements, regulatory filings, and similar engagements for the year. Audit fees also include advice about accounting matters that arose in connection with or as a result of the audit or the review of periodic financial statements.
Audit-related fees
Audit-related fees consist of assurance and related services that are reasonably related to the performance of the audit or review of the Corporation’s consolidated financial statements or internal controls over financial reporting. This category may include fees related to the performance of audits and attest services not required by statute or regulations, due diligence related to mergers, acquisitions, and investments, and accounting consultations about the application of generally accepted accounting principles to proposed transactions. These services support the evaluation of the effectiveness of internal controls over revenue recognition and enhance the independent auditor’s understanding of our products and controls.
Tax fees
Tax fees generally fall into two categories: tax compliance and return preparation, and tax planning and advice. The tax compliance and return preparation services consist of preparing original and amended tax returns and claims for refunds.
All other fees
All other fees, of which there were none, consist of permitted services other than those that meet the criteria above and include training activities and economic, industry, and accounting subscriptions and surveys.
The Audit Committee concluded that the provision of the non-audit services listed above is compatible with maintaining the independence of Dixon Hughes Goodman LLP and Porter Keadle Moore.
Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm
The Audit Committee has a policy for pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm. Each year, the Audit Committee approves the terms on which the independent register public accounting firm is engaged for the ensuing fiscal year. The Audit Committee, as permitted by its pre-approval policy, from time to time delegates the approval of certain permitted services or classes of services to a member of management. All fees paid to Dixon Hughes Goodman, LLP and Porter Keadle Moore for the fiscal years ended December 31, 2019 and 2018 were pre-approved by the Audit Committee.
Changes in Independent Registered Public Accounting Firm
As previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on October 11, 2019, on October 1, 2019, PKM informed the Audit Committee that due to a practice combination with Wipfli, LLC, PKM had decided to resign as the Company’s independent registered public accounting firm, effective as of October 11, 2019. On October 11, 2019, the Audit Committee engaged DHG as the Company’s independent registered public accounting firm.
As previously disclosed by the Company in a Current Report on Form 8-K filed with the SEC on December 6, 2018, on November 29, 2018, the Audit Committee decided to dismiss CliftonLarsonAllen LLP (“CLA”) as the Company’s independent registered public accounting firm and re-engage PKM as the Company’s independent registered public accounting firm.
On February 27, 2018 the Audit Committee approved CLA to serve as the Company’s independent registered public accounting firm for the year ending December 31, 2018. Therefore, CLA had not audited the Company’s financial statements for the two most recent fiscal years, and hence there is no report of CLA that contains any adverse opinion or disclaimer of opinion, or is qualified or modified as to uncertainty, audit scope or accounting principles. In addition, during the interim period from February 27, 2018 through November 29, 2018, there were no “disagreements” (as described in Item 304(a)(1) (iv) of Regulation S-K and the related instructions) between the Company and CLA on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to CLA’s satisfaction, would have caused CLA to make reference in connection with CLA’s opinion to the subject matter of the disagreement.
Prior to February 27, 2018, PKM had previously served as the Company’s independent registered accounting firm during the years ended December 31, 2017 and 2016, and the subsequent interim period from January 1, 2018 through February 27, 2018 when PKM was dismissed and CLA was approved. PKM was also engaged on a one-time basis from May 24, 2018 to August 15, 2018 to reissue its report on the Company’s consolidated financial statements for the years ended December 31, 2017 and 2016 under the standards of the Public Company Accounting Oversight Board in connection with the Company’s filing of its Form 10 Registration Statement with the SEC.
Therefore, during the year ended December 31, 2017 and the subsequent interim period from January 1, 2018 through February 27, 2018 and from May 24, 2018 through August 15, 2018, and from November 29, 2018 through October 11, 2019 (1) the Company has consulted PKM regarding the application of accounting principles to a number of transactions and audit opinions on the Company’s financial statements, and PKM has provided written reports and/or oral advice to the Company that PKM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues, and (2)(i) the Company did not have any disagreements with PKM on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PKM, would have caused PKM to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such periods, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.
In addition, during the interim period from February 27, 2018 through May 24, 2018 and from August 15, 2018 through November 29, 2018, the Company did not consult PKM regarding (1) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company that PKM concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue, and (2) any matter that was the subject of a “disagreement” or a “reportable event”, each as defined in Regulation S-K Item 304(a)(1)(iv) and Item 304(a)(1)(v), respectively.
Also, during the interim period from October 11, 2019 through the filing of this annual report (1) the Company has consulted DHG regarding the application of accounting principles to a number of transactions and audit opinions on the Company’s financial statements, and DHG has provided written reports and/or oral advice to the Company that DHG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issues, and (2)(i) the Company did not have any disagreements with DHG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DHG, would have caused DHG to make reference to the subject matter of the disagreements in connection with its report on the consolidated financial statements for such periods, and (ii) there were no “reportable events” as defined in Item 304(a)(1)(v) of Regulation S-K.

AUDIT COMMITTEE REPORT
The Audit Committee has the responsibilities and powers set forth in its charter, which include the responsibility to assist the Board of Directors in its oversight of our accounting and financial reporting principles and policies and internal audit controls and procedures, the integrity of our financial statements, our compliance with legal and regulatory requirements, the independent registered public accounting firm’s qualifications and independence, and the performance of the independent registerd public accounting firm and our internal audit function. The Audit Committee is also required to prepare this report to be included in our annual proxy statement pursuant to the proxy rules of the SEC.
Management is responsible for the preparation, presentation and integrity of our financial statements and for maintaining appropriate accounting and financial reporting principles and policies and internal controls and procedures to provide for compliance with accounting standards and applicable laws and regulations. The internal auditor is responsible for testing such internal controls and procedures. Our independent registered public accounting firm is responsible for planning and carrying out a proper audit of our annual financial statements, reviews of our quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures.
The Audit Committee reviews our financial reporting process. In this context, the Audit Committee:
•
has reviewed and discussed with management the audited financial statements for the year ended December 31, 2019;

•
has discussed with DHG, the Corporation’s independent registered public accounting firm, the matters required to be discussed by Auditing Standard No. 16, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board (“PCAOB”); and

•
has received the written disclosures and the letter from DHG, required by PCAOB Rule 3526 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with DHG the independent registered public accounting firm’s independence.

Based on this review and the discussions referred to above, the Audit Committee recommended that our Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC.
This report is submitted on behalf of the members of the Audit Committee and shall not be deemed “soliciting material” or to be “filed” with the SEC, nor shall it be incorporated by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference and shall not otherwise be deemed filed under these Acts.
Respectfully submitted by the Audit Committee of the Board,
David R. Sachse, Chair
Donald R. Brisch
Judy L. Heun

SUBMISSION OF SHAREHOLDER PROPOSALS AND SHAREHOLDER COMMUNICATIONS
Shareholder Proposals
In order for a shareholder proposal to be considered for inclusion in the Corporation’s Proxy Statement for the 2021 annual meeting of shareholders, the written proposal must be received by the Corporate Secretary of the Corporation at the address below. The Corporate Secretary must receive the proposal no later than December 10, 2020. The proposal will also need to comply with the SEC’s regulations under Rule 14a-8 regarding the inclusion of shareholder proposals in company sponsored proxy materials. Proposals should be addressed to:
Corporate Secretary
Bank First Corporation
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
For a shareholder proposal that is not intended to be included in the Corporation’s Proxy Statement for the 2021 annual meeting of shareholders, or if you want to nominate a person for election as a director, you must provide written notice to the Corporate Secretary at the address above. The Secretary must receive this notice not earlier than February 8, 2021 and not later than March 10, 2021. The notice of a proposed item of business must provide information as required in the Bylaws of Corporation which, in general, require that the notice include for each matter a brief description of the matter to be brought before the meeting; the reason for bringing the matter before the meeting; your name, address, and number of shares you own beneficially or of record; and any material interest you have in the proposal.
The notice of a proposed director nomination must provide information as required in the Bylaws of Corporation which, in general, require that the notice of a director nomination include your name, address and the number of shares you own beneficially or of record; the name, age, business address, residence address and principal occupation of the nominee; and the number of shares owned beneficially or of record by the nominee. In addition, each nomination shall include a representation that the shareholder is entitled to vote at the annual meeting and intends to appear in person or by proxy at the meeting to make the nomination, and background information about the nominee.
It is the policy of the Governance and Nominating Committee to consider all timely and properly submitted nominations for directors. See the section entitled “Governance and Nominating Committee” for a summary of the Committee’s selection process and criteria. Nominations not made in accordance with the specified requirements will be disregarded. No director nominations were received from shareholders in connection with the 2020 Annual Meeting.
Shareholder Communications
Shareholders wishing to communicate with the Board, with a particular director, or with the Corporate Secretary, may do so in writing directed to the Corporate Secretary of the Corporation, Kelly M. Dvorak, 402 N. 8th Street, P.O. Box 10, Manitowoc, WI 54221-0010. The Corporate Secretary is responsible for reviewing all communications addressed to our Board, any committee or any specific director to determine whether such communications require Board, committee or personal review, response or action. Generally, the Corporate Secretary will not forward to the Board, any committee or any specific director any communications relating to Corporation products and services, solicitations, or otherwise improper or irrelevant topics. If, however, the Corporate Secretary determines that a communication relates to corporate governance or otherwise requires review, response or action by the Board, any committee or any specific director, then she will promptly send a copy of such communication to each director serving on the Board, the applicable committee or the applicable director.

Householding
In a further effort to reduce printing costs and postage fees, we may adopt a practice approved by the SEC called “householding.” Under this practice, shareholders who have the same address and last name and have elected to receive paper copies of proxy materials will receive only one copy of our proxy materials, unless one or more of these shareholders notifies us that he or she wishes to continue receiving individual copies. Upon request, the Corporation will promptly deliver a separate copy of the Proxy Statement to a shareholder at a shared address to which a single copy of the documents was delivered. Conversely, shareholders sharing an address who are receiving multiple copies of Annual Reports or Proxy Statements may request delivery of a single copy.
Requests in this regard should be addressed to:
Bank First Corporation
Attn: Corporate Secretary
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
Shareholders who beneficially own shares of our common stock held in street name may contact their broker, bank or other agent as your nominee to request information about householding.
ADDITIONAL INFORMATION
Our Annual Report on Form 10-K for the year ended December 31, 2019, as filed with the SEC, can be accessed, along with this Proxy Statement, on our corporate website under the Investor Relations tab at www.bankfirstwi.bank. If you wish to receive a copy of any exhibit on our Annual Report on Form 10-K for the year ended December 31, 2019, we will mail these documents to you free of charge. Requests should be sent to:
Bank First Corporation
Attn: Corporate Secretary
402 N. 8th Street
P.O. Box 10
Manitowoc, WI 54221-0010
The Annual Report on Form 10-K for the year ended December 31, 2019 is not, and shall not be, deemed to be a part of our proxy materials.
OTHER MATTERS
We are not aware of any business that will be presented at the Annual Meeting other than the matters described herein. However, if any other matters should properly come before the Annual Meeting or any adjournments or postponements thereof, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

Appendix A
BANK FIRST CORPORATION
2020 EQUITY PLAN
THIS PLAN was made the     day of            , 2020, by Bank First Corporation (the “Company”).
ARTICLE I
PURPOSE AND EFFECTIVE DATE
1.1
Purpose. The purpose of the Plan is to provide financial incentives for selected Employees and for current and certain former non-employee Directors of the Company, thereby promoting the long-term growth and financial success of the Company by (1) attracting and retaining Employees and Directors of outstanding ability, (2) strengthening the Company’s capability to develop, maintain, and direct a competent management team, (3) providing an effective means for selected Employees and non-employee Directors to acquire and maintain ownership of Company stock, (4) motivating Employees to achieve long-range Performance Goals and objectives, and (5) providing incentive compensation opportunities competitive with those of other major corporations.

1.2
Effective Date and Expiration of Plan.

(a)
The Plan was adopted by the Board on March 17, 2020 and is effective when shareholders of the Company’s Common Stock approve the Plan by a majority of votes cast at a meeting of such shareholders. No shares shall be issued under the Plan prior to such shareholder approval.

(b)
If the Company’s shareholders approve the Plan, no further awards shall be made under the Bank First National Corporation 2011 Equity Plan (as amended) (the “2011 Equity Plan”). Awards made under the 2011 Equity Plan prior to shareholder approval of this Plan may be made in accordance with their terms.

(c)
Unless the Plan is terminated earlier by the Board pursuant to Section 12.3, the Plan shall terminate on the tenth anniversary of its Effective Date. No Award shall be made pursuant to the Plan after its termination date, but Awards made prior to the termination date may extend beyond that date.

ARTICLE II
DEFINITIONS
The following words and phrases, as used in the Plan, shall have these meanings:
Award means, individually or collectively, any SAR, Restricted Stock, unrestricted Company Stock or Performance Unit Award.
Award Statement means a written confirmation of an Award under the Plan furnished to the Participant.
Board means the Board of Directors of the Company.
Company means Bank First Corporation and all of its Subsidiaries on and after the Effective Date.
Company Stock means Common Stock of the Company.
Cause with respect to any Participant, means (i) the definition of Cause as set forth in any individual employment agreement applicable to such Participant, or (ii) in the case of a Participant who does not have an individual employment agreement that defines Cause, then Cause means the termination of a Participant’s employment by reason of his or her (1) engaging in gross misconduct, (2) misappropriation of funds, (3) willful misrepresentation to a representative of the Company, (4) gross negligence in the performance of the Participant’s duties, (5) conviction of a crime. The determination of whether a Participant’s employment was terminated for Cause shall be made by the Company in its sole discretion.
Code means the Internal Revenue Code of 1986, as amended.
Committee means the Compensation and Retirement Committee of the Board or such other committee as the Board shall designate. The Committee shall consist of at least two directors, each of whom shall be a “non-employee director” as that term is defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission pursuant to the Exchange Act.
Director means a member of the Board of Directors of the Company.
Effective Date means the date on which the shareholders of the Company’s Common Stock approve the Plan by a majority of votes cast at a meeting of such shareholders, as provided in Section 1.2.
Employee means an employee of the Company selected to participate in the Plan.
Exchange Act means the Securities Exchange Act of 1934, as amended.
Fair Market Value means, as of any specified date, an amount equal to the mean between the reported high and low prices of Company Stock on the NASDAQ Capital Market on the specified date or, if no shares of Company Stock have been traded on any such dates, the mean between the reported high and low prices of Company Stock on the NASDAQ Capital Market as reported on the first day prior thereto on which shares of Company Stock were so traded. If shares of Company Stock are no longer traded on the NASDAQ Capital Market, Fair Market Value shall be determined in good faith by the Committee using other reasonable means. The definition of  “Fair Market Value” shall be determined in a manner consistent with Section 409A, where necessary to avoid the application of Section 409A to any Award granted hereunder.
Fiscal Year means the fiscal year of the Company ending on December 31.
Participant means an Employee or a current non-employee Director of the Company or Subsidiary to whom an Award has been made under the Plan or a Transferee. Participant also means a former non-employee Director whose term as a non-employee Director ended within the 12 months preceding the issuance of an Award.
Performance Goals means goals approved by the Committee pursuant to Section 4.4.
Performance Period means a period of time over which performance is measured.
Performance Unit means the unit of measure determined under Article IX by which is expressed the value of a Performance Unit Award.
Performance Unit Award means an Award granted under Article IX.
Personal Representative means the person or persons who, upon the death, disability, or incompetency of a Participant, shall have acquired, by will or by the laws of descent and distribution or by other legal proceedings, the right to manage Participant’s property and affairs.
Plan means this Company 2020 Equity Plan, as amended from time to time.
Restricted Stock means Company Stock subject to the terms and conditions provided in Article VI.
Restricted Stock Award means an Award granted under Article VI.
Restriction Period means a period of time determined under Section 6.2 during which Restricted Stock is subject to the terms and conditions provided in Section 6.3.
SAR means a stock appreciation right granted under Article V.

Section 409A means Section 409A of the Code and the regulations and guidance of general applicability issued thereunder.
Subsidiary means a corporation or other entity the majority of the voting stock of which is owned directly or indirectly by the Company.
Transferee means a person to whom a Participant has transferred his or her rights to an Award under the Plan in accordance with Section 12.1 and procedures and guidelines adopted by the Company.
ARTICLE III
ADMINISTRATION
3.1
Committee to Administer. The Plan shall be administered by the Committee.

3.2
Powers of Committee.

(a)
Subject to the terms of the Plan, applicable law (including but not limited to the Sarbanes-Oxley Act of 2002, as amended), and the NASDAQ Capital Market (or such other exchange on which shares of Company Stock are traded after the Effective Date), the Committee shall have full power and authority to interpret and administer the Plan and to establish and amend rules and regulations for its administration. The Committee’s decisions shall be final and conclusive with respect to the interpretation of the Plan and any Award made under it.

(b)
Subject to the provisions of the Plan, the Committee shall have authority, in its discretion, to determine those Participants who shall receive an Award, the time or times when such Award shall be made, the vesting schedule, if any, for the Award and the type of Award to be granted, the number of shares to be subject to each Restricted Stock Award, and the value of each Performance Unit.

(c)
The Committee shall determine and set forth in an Award Statement the terms of each Award. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Statement, in such manner and to the extent the Committee shall determine in order to carry out the purposes of the Plan. The Committee may, in its discretion, accelerate (i) the date on which any SAR may be exercised, (ii) the date of termination of the restrictions applicable to a Restricted Stock Award, or (iii) the end of a Performance Period under a Performance Unit Award, if the Committee determines that to do so will be in the best interests of the Company.

ARTICLE IV
AWARDS
4.1
Awards.Awards under the Plan may consist of SARs, Restricted Stock, unrestricted Company Stock and Performance Units. All Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Awards under a particular section of the Plan need not be uniform and Awards under two or more sections may be combined in one Award Statement. Any combination of Awards may be granted at one time and on more than one occasion to the same Participant. Awards of Performance Units shall be earned upon attainment of Performance Goals and the Committee shall have no discretion to increase such Awards. Except with regard to a Change of Control pursuant to Article XI below, all Awards shall be granted in such manner, and subject to such terms and conditions, as is necessary to avoid the application of Section 409A.

4.2
Eligibility for Awards. The Committee shall have the authority, in its discretion, to select participating employees and determine the form and amount of any Awards. The Committee may give consideration to the functions and responsibilities of the respective Participant, his or her present and potential contributions to the success of the Company, the Participant’s contribution to Company risk management, the value of his or her services to the Company, and other factors deemed relevant. The Committee may consult with and rely on the advice of Company management in selecting Participants and determining the types, values, and terms of any Awards. The Committee may delegate to one or more officers of the Company the authority, subject to the terms and conditions as the Committee shall determine, to (a) designate employees to be recipients of Awards under the Plan and (b) determine the size of any Awards; provided that (x) the Committee shall not delegate such responsibilities for Awards granted to an executive officer, Director, or 10% beneficial owner of any class of the Company’s equity securities that is registered pursuant to Section 12 of the Exchange Act, as determined by the Board in accordance with Section 16 of the Exchange Act; (y) the resolution providing for such authorization sets forth the total number of Shares such officer(s) may grant; and (z) the officer(s) shall report periodically to the Committee regarding the nature and scope of the Awards granted pursuant to the authority delegated.
4.3
Shares Available Under the Plan.

(a)
The Company Stock to be offered under the Plan pursuant to SARs, Performance Unit Awards, and Restricted Stock and unrestricted Company Stock Awards may be newly-issued shares, authorized but unissued shares or shares reacquired by the Company on the open market or otherwise. Subject to adjustment under Section 12.2, the number of shares of Company Stock that may be issued pursuant to Awards under the Plan (the Section 4.3 Limit) shall not exceed, in the aggregate:

(i)
700,000 shares

(b)
Any shares of Company Stock subject to SARs shall be counted against the Section 4.3 Limit as one share for every one share subject thereto.

(c)
The Section 4.3 Limit shall be increased by shares of Company Stock that are subject to an Award which for any reason is cancelled or terminated without having been exercised or paid.

4.4
General Performance Goals. At the beginning of a Performance Period, or as early in the Period as is reasonably possible, the Committee will establish in writing Performance Goals for the Company and its various operating units. The goals will be comprised of specified levels of the performance criteria as the Committee may deem appropriate.

The Committee may disregard or offset the effect of any special charges or gains or cumulative effect of a change in accounting in determining the attainment of Performance Goals. Awards may also be payable when Company performance meets or exceeds the criteria established by the Committee.
ARTICLE V
STOCK APPRECIATION RIGHTS
5.1
Award of SARs.

(a)
The Committee may award to the Participant a SAR.

(b)
The SAR shall represent the right to receive payment of an amount equal to the amount by which the Fair Market Value of one share of Company Stock on the date of SAR payout or exercise exceeds the Fair Market Value of one share of Company Stock on the date the SAR was granted to the Participant multiplied by the number of shares covered by the SAR.

(c)
The number of Shares covered by the SAR, the payout date or exercise period of the SAR, and the Fair Market Value of one share of Company Stock on the date of grant for SARs awarded under the Plan shall be evidenced by an Award Statement.

(d)
The Committee may prescribe conditions and limitations on the exercise or transferability of any SAR.

(e)
If the Committee sets a fixed payout date for the SAR, and on the payout date the FMV of the Company Stock is equal to or less than the Fair Market Value of the Company Stock on the date of grant, the SAR shall expire without any payment to the Participant.

(f)
Payment of the amount to which a Participant is entitled upon the payout or exercise of a SAR shall be made in cash, Company Stock, or partly in cash and partly in Company Stock at the discretion of the Committee.

ARTICLE VI
RESTRICTED STOCK
6.1
Award of Restricted Stock. The Committee may make a Restricted Stock Award to a Participant subject to this Article VI and to such other terms and conditions as the Committee may prescribe.

6.2
Restriction Period. At the time of making a Restricted Stock Award, the Committee shall establish the Restriction Period applicable to such Award. The Committee may establish different Restriction Periods from time to time and each Restricted Stock Award may have a different Restriction Period, in the discretion of the Committee. Restriction Periods, when established for a Restricted Stock Award, shall not be changed except as permitted by Section 6.3.

6.3
Other Terms and Conditions. Company Stock, when awarded pursuant to a Restricted Stock Award, will be represented in a book entry account in the name of the Participant who receives the Restricted Stock Award. The Participant shall be entitled to receive dividends during the Restriction Period and shall have the right to vote such Restricted Stock and shall have all other shareowners rights, with the exception that, until such restrictions lapse, the Participant may not sell, assign, pledge or otherwise transfer, whether voluntarily or involuntarily, the Restricted Stock. During the Restriction Period, a breach of a restriction or a breach of the terms and conditions established by the Committee pursuant to the Restricted Stock Award will cause a forfeiture of the Restricted Stock Award. The Participant may satisfy any amounts required to be withheld by the Company under applicable federal, state and local tax laws in effect from time to time, by electing to have the Company withhold a portion of the Restricted Stock Award to be delivered for the payment of such taxes. The Committee may, in addition, prescribe additional restrictions, terms, or conditions upon or to the Restricted Stock Award including the attainment of Performance Goals in accordance with Section 4.4.

6.4
Restricted Stock Award Statement or Agreement. Each Restricted Stock Award shall be evidenced by an Award Statement or an agreement which shall contain the number of shares awarded, the Fair Market Value of the Restricted Stock on the date of grant and the vesting terms and conditions.

ARTICLE VII
AWARDS FOR NON-EMPLOYEE DIRECTORS
7.1
Award to Non-Employee Directors. The Board will approve the compensation of non-employee Directors and such compensation may consist of Awards under the Plan. The Board retains the discretionary authority to make Awards to non-employee Directors. All such Awards shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Board deems appropriate.

7.2
No Right to Continuance as a Director. None of the actions of the Company in establishing the Plan, the actions taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Board to nominate any Director for reelection to the Board or (ii) to be evidence of any agreement or understanding, express or implied, that the Director has a right to continue as a Director for any period of time or at any particular rate of compensation.
ARTICLE VIII
UNRESTRICTED COMPANY STOCK AWARDS FOR PARTICIPANTS
8.1
The Committee in its discretion may make awards of unrestricted Company Stock to Participants who are former non-employee Directors. If the issuance of unrestricted stock is made on a delayed basis, such award shall be paid no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A (i.e., generally, no later than 2 1∕2 months after the end of the year in which the Participant obtains a legally binding right to such award).

ARTICLE IX
AWARD OF PERFORMANCE UNITS
9.1
Award of Performance Units. The Committee may award Performance Units to any Participant. Each Performance Unit shall represent the right of a Participant to receive an amount equal to the value of the Performance Unit, determined in the manner established by the Committee at the time of Award.

9.2
Performance Period. At the time of each Performance Unit Award, the Committee shall establish, with respect to each such Award, a Performance Period during which performance shall be measured. There may be more than one Performance Unit Award in existence at any one time, and Performance Periods may differ.

9.3
Performance Measures. Performance Units shall be awarded to a Participant and earned contingent upon the attainment of Performance Goals in accordance with Section 4.4.

9.4
Performance Unit Value. Each Performance Unit shall have a maximum dollar value established by the Committee at the time of the Award. Performance Units earned will be determined by the Committee in respect of a Performance Period in relation to the degree of attainment of Performance Goals. The measure of a Performance Unit may, in the discretion of the Committee, be equal to the Fair Market Value of one share of Company Stock.

9.5
Award Criteria. In determining the number of Performance Units to be granted to any Participant, the Committee shall take into account the Participant’s responsibility level, performance, potential, cash compensation level, other incentive awards, and such other considerations as it deems appropriate.

9.6
Payment.

(a)
Following the end of Performance Period, a Participant holding Performance Units will be entitled to receive payment of an amount, not exceeding the maximum value of the Performance Units, based on the achievement of the Performance Goals for such Performance Period, as determined by the Committee.

(b)
Payment of Performance Units shall be made in cash except that Performance Units which are measured using Company Stock shall be paid in Company Stock. Payment may be made in a lump sum or in installments and shall be subject to such other terms and conditions as shall be determined by the Committee. Participants shall be paid their Performance Units no later than the last date that causes the payment to constitute a short-term deferral that is not subject to Section 409A (i.e., generally, no later than 2 1∕2 months after the end of the year in which a Participant’s Award of Performance Units vests).

9.7
Performance Unit Award Statements or Agreements. Each Performance Unit Award shall be evidenced by an Award Statement or agreement.

ARTICLE X
VESTING AND PAYOUT OF AWARDS
The Committee shall have discretion to determine vesting provisions for SARs, Restricted Stock, or Performance Units on an individual Participant basis. If the Participant is an Employee, such vesting provisions shall provide that, except for Changes of Control under Article XI below, the rights are forfeited without payment if the Participant’s employment with the Company is involuntarily terminated or if the Participant voluntarily terminates employment prior to the satisfaction of the vesting conditions. If the Participant is a non-employee Director, such vesting provisions may provide that if the Participant leaves the Board, for reasons other than Cause, prior to the satisfaction of the vesting conditions, such Participant’s rights to an Award granted hereunder shall be immediately vested and paid to the Participant.
ARTICLE XI
CHANGE OF CONTROL OF THE COMPANY
11.1
Unless otherwise provided in an Award Statement or as determined by the Committee, and notwithstanding any provision of this Plan to the contrary, if an event constituting a Change of Control occurs and a Participant either terminates employment for Good Reason or is involuntarily terminated by the Company without Cause within two years after the Change of Control:

(a)
Outstanding SARs awarded to the Participant that are not yet fully exercisable shall immediately become exercisable in full, and the Participant shall receive an amount in cash for each such SAR equal to the Fair Market Value of one share of Company Stock on the date of termination of employment over the Fair Market Value of one share of Company Stock on the date of grant. Such payment shall be made on the first day of the month following the date of the Participant’s termination of employment;

(b)
The transferability provisions and the forfeitability provisions relating to Restricted Stock shall immediately cease to apply;

(c)
Performance Unit Awards granted hereunder shall immediately vest and a cash payment shall be made as if the target Performance Goals had been fully achieved. Such payment shall be made on the earlier of  (i) the first day of the seventh month following the date of the Participant’s termination of employment, or (ii) the date of the Participant’s death.

11.2
Non-Waiver. The Participant’s continued employment with the Company, for whatever duration, following a Change of Control of the Company shall not constitute a waiver of his or her rights with respect to this Article XI. The Participant’s right to terminate his or her employment pursuant to this Section 11.2 shall not be affected by his or her incapacity due to physical or mental illness.

11.3
Definitions and Additional Rules. For purposes of this Article XI:

(a)
“Change of Control” shall mean a change of control of the Company of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item on any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement; provided, however, that, without limitation, a Change of Control will be deemed to have occurred if occurs when:

(i)
any corporation, person or other entity, including a group, becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act) of 35% or more of the combined voting power of the Company’s then outstanding securities;

(ii)
consummation of a merger, reorganization, or consolidation of the Company, as a result of which persons who were shareholders of the Company immediately prior to such merger, reorganization, or consolidation do not, immediately thereafter, own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the merger, reorganization, or consolidation, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of  (A) the merged, reorganized, or consolidated company or (B) an entity that, directly or indirectly, owns more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the Company described in clause (A);
(iii)
a sale, transfer, or other disposition of all or substantially all of the assets of the Company, which is consummated and immediately following which the persons who were shareholders of the Company immediately prior to such sale, transfer, or disposition, do not own, directly or indirectly and in substantially the same proportions as their ownership of the stock of the Company immediately prior to the sale, transfer, or disposition, more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of  (A) the entity or entities to which such assets are sold or transferred or (B) an entity that, directly or indirectly, owns more than fifty percent (50%) of the combined voting power entitled to vote generally in the election of directors of the entities described in clause (A);

(iv)
consummation ofa plan of liquidation of the Company; or

(v)
within any 24-month period a majority of the Company’s Board of Director positions are no longer held by (a) individuals who were members of the Board at the beginning of such 24-month period (the “Initial Board Members”), and (b) those individuals who were first elected as directors upon the recommendation of the Initial Board Members (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest).

(b)
“Good Reason” shall mean, without the Participant’s written consent, the occurrence after a Change of Control of the Company of any one or more of the following:

(i)
the assignment to the Participant of duties, responsibilities or status that constitute a material diminution in the Participant’s duties, responsibilities or status or a material reduction or alteration in the nature or status of the Participant’s duties and responsibilities;

(ii)
a material reduction by the Company in the Participant’s annual base salary as in effect immediately prior to the Change of Control of the Company or as the same shall be increased after the Change of Control of the Company;

(iii)
a material change in the geographic location at which the Participant must provide services; or

(iv)
a material reduction in the budget over which the Participant retains authority.

(c)
To constitute a termination for Good Reason hereunder:

(i)
Termination of employment must occur within two years following the initial existence of a condition that would constitute Good Reason hereunder; and

(ii)
The Participant must provide notice to the Company of the existence of a condition that would constitute Good Reason within 90 days following the initial existence of such condition. The Company shall be provided a period of 30 days following such notice during which it may remedy the condition. If the condition is remedied, the Participant’s subsequent voluntary termination of employment shall not constitute termination for Good Reason based upon the prior existence of such condition.
ARTICLE XII
MISCELLANEOUS PROVISIONS
12.1
Limits as to Transferability.

(a)
Unless otherwise provided by the Committee, no SAR, share of Restricted Stock, or Performance Unit under the Plan shall be transferable by the Participant other than by will or the laws of descent and distribution.

(b)
Any transfer contrary to this Section 12.1 will cause the SAR, Performance Unit, or share of Restricted Stock to immediately expire.

12.2
Adjustments Upon Changes in Stock. In case of any reorganization, recapitalization, reclassification, stock split, stock dividend, distribution, combination of shares, merger, consolidation, rights offering, or any other changes in the corporate structure or shares of the Company, appropriate adjustments may be made by the Committee (or if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) in Deferred Accounts and in the aggregate number and kind of shares subject to the Plan, and the number and kind of shares and the price per share which may be issued under outstanding Restricted Stock Awards or pursuant to unrestricted Company Stock Awards. Appropriate adjustments may also be made by the Committee in the terms of any Awards under the Plan, subject to Article XI, to reflect such changes and to modify any other terms of outstanding Awards on an equitable basis, including modifications of Performance Goals and changes in the length of Performance Periods. Any such adjustments made by the Committee pursuant to this Section 12.2 shall be conclusive and binding for all purposes under the Plan.

12.3
Amendment, Suspension, and Termination of Plan.

(a)
The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that any Awards thereunder shall conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no such amendment shall, without approval of the Company’s shareholders, (i) except as provided in Section 12.2, increase the number of shares of Company Stock which may be issued under the Plan, (ii) expand the types of awards available to Participants under the Plan, (iii) materially expand the class of Participants eligible to participate in the Plan, (iv) extend the termination date of the Plan. No such amendment, suspension, or termination shall materially adversely alter or impair any outstanding SARs, shares of Restricted Stock, or Performance Units without the consent of the Participant affected thereby; or (v) constitute a material revision of the Plan under the listing standards of the NASDAQ Stock Market (or other applicable listing standards).

(b)
The Committee may amend or modify any outstanding SARs, Restricted Stock Awards, or Performance Unit Awards in any manner to the extent that the Committee would have had the authority under the Plan initially to award such SARs, Restricted Stock Awards, or Performance Unit Awards as so modified or amended, including without limitation, to change the date or dates as of which such SARs may be exercised, to remove the restrictions on shares of Restricted Stock, or to modify the manner in which Performance Units are determined and paid.

12.4
Nonuniform Determinations. The Committee’s determinations under the Plan, including without limitation, (i) the determination of the Participants to receive Awards, (ii) the form, amount, and timing of such Awards, (iii) the terms and provisions of such Awards and (iv) the Award Statements evidencing the same, need not be uniform and may be made by it selectively among Participants who receive, or who are eligible to receive, Awards under the Plan, whether or not such Participants are similarly situated.
12.5
General Restriction. Each Award under the Plan shall be subject to the condition that, if at any time the Committee shall determine that (i) the listing, registration, or qualification of the shares of Company Stock subject or related thereto upon any securities exchange or under any state or federal law (ii) the consent or approval of any government or regulatory body, or (iii) an agreement by the Participant with respect thereto, is necessary or desirable, then such Award shall not become exercisable in whole or in part unless such listing, registration, qualification, consent, approval, or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

12.6
Clawback of Awards. To the extent required by applicable law or the listing standards of the NASDAQ Capital Market (or such other listing standards then applicable to the Company), including but not limited to Section 304 of the Sarbanes-Oxley Act of 2002, Awards and amounts paid or payable with respect to Awards shall be subject to clawback as determined by the Committee, which clawback may include forfeitures, repurchase, reimbursement and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards, in each instance in accordance with applicable law or listing standards. All Awards granted under this Plan, any property (including shares of Company Stock) received in connection with any exercise or vesting of any Awards, and any proceeds received from the disposition of any such property, shall be subject to such applicable law or listing standards, as well as any clawback policy adopted, and amended from time to time, by the Committee. The Committee shall have discretion with respect to any clawback to determine whether the Company shall effect such recovery:

(a)
by seeking repayment from the Participant;

(b)
by reducing amounts that would otherwise be payable to the Participant under any compensatory plan, program or arrangement maintained by the Company or any subsidiary or affiliate of the Company (subject to applicable law and the terms and conditions of the applicable plan, program or arrangement);

(c)
by withholding payment of future increases in compensation (including the payment of any discretionary bonus amounts) or grants of compensatory awards that would have otherwise been made in accordance with the Company’s applicable compensation practices; or

(d)
by any combination of the above.

12.7
No Right To Employment. None of the actions of the Company in establishing the Plan, the action taken by the Company, the Board, or the Committee under the Plan, or the granting of any Award under the Plan shall be deemed (i) to create any obligation on the part of the Company to retain any person in the employ of the Company, or (ii) to be evidence of any agreement or understanding, express or implied, that the person has a right to continue as an employee for any period of time or at any particular rate of compensation.

12.8
Governing Law.The provisions of the Plan shall take precedence over any conflicting provision contained in an Award Statement. All matters relating to the Plan or to Awards granted hereunder shall be governed by and construed in accordance with the laws of the State of Wisconsin without regard to the principles of conflict of laws.

12.9
Trust Arrangement. All benefits under the Plan represent an unsecured promise to pay by the Company. The Plan shall be unfunded and the benefits hereunder shall be paid only from the general assets of the Company resulting in the Participants having no greater rights than the Company’s general creditors; provided, however, nothing herein shall prevent or prohibit the Company from establishing a trust or other arrangement for the purpose of providing for the payment of the benefits payable under the Plan.

12.10
Code Section 409A. All Awards and Award Statements or agreements under this Plan shall be structured in a manner to comply with the requirements of Code Section 409A, or to be exempt from the application of Code Section 409A.

MMMMMMMMMMMM000004ENDORSEMENT_LINE______________ SACKPACK_____________000000000.000000 ext000000000.000000 ext000000000.000000 extC123456789000000000.000000 ext000000000.000000 ext000000000.000000 extMR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 11:59 p.m. (CT) on June 7, 2020OnlineGo to www.investorvote.com/BFC or scan the QR code — login details are located in the shaded bar below.Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery at www.investorvote.com/BFC2020 Annual Meeting Proxy Card1234 5678 9012 345q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-4.For Withhold For Withhold For Withhold 1. The election of five (5) members of the classified Board of Directors of the Corporation for three-year terms expiring in 2023.01 - Donald R. Brisch04 - Stephen E. Johnson02 - Michael P. Dempsey05 - David R. Sachse03 - Robert W. Holmes2. To ratify the appointment of Dixon Hughes Goodman, LLP as theCorporation’s independent registered public accounting firm.For Against Abstain3. To approve the 2020 Equity Plan of Bank First Corporation.For Against Abstain4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.C 1234567890 J N TMR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND5 3 D V4 5 3 0 8 7MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND038NFB

MMMMMMMMMMMM000004ENDORSEMENT_LINE______________ SACKPACK_____________000000000.000000 ext000000000.000000 ext000000000.000000 extC123456789000000000.000000 ext000000000.000000 ext000000000.000000 extMR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 11:59 p.m. (CT) on June 7, 2020OnlineGo to www.investorvote.com/BFC or scan the QR code — login details are located in the shaded bar below.Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery at www.investorvote.com/BFC2020 Annual Meeting Proxy Card1234 5678 9012 345q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-4.For Withhold For Withhold For Withhold 1. The election of five (5) members of the classified Board of Directors of the Corporation for three-year terms expiring in 2023.01 - Donald R. Brisch04 - Stephen E. Johnson02 - Michael P. Dempsey05 - David R. Sachse03 - Robert W. Holmes2. To ratify the appointment of Dixon Hughes Goodman, LLP as theCorporation’s independent registered public accounting firm.For Against Abstain3. To approve the 2020 Equity Plan of Bank First Corporation.For Against Abstain4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.C 1234567890 J N TMR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND5 3 D V4 5 3 0 8 7MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND038NFB

MMMMMMMMMMMM000004ENDORSEMENT_LINE______________ SACKPACK_____________000000000.000000 ext000000000.000000 ext000000000.000000 extC123456789000000000.000000 ext000000000.000000 ext000000000.000000 extMR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 11:59 p.m. (CT) on June 7, 2020OnlineGo to www.investorvote.com/BFC or scan the QR code — login details are located in the shaded bar below.Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery at www.investorvote.com/BFC2020 Annual Meeting Proxy Card1234 5678 9012 345q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-4.For Withhold For Withhold For Withhold 1. The election of five (5) members of the classified Board of Directors of the Corporation for three-year terms expiring in 2023.01 - Donald R. Brisch04 - Stephen E. Johnson02 - Michael P. Dempsey05 - David R. Sachse03 - Robert W. Holmes2. To ratify the appointment of Dixon Hughes Goodman, LLP as theCorporation’s independent registered public accounting firm.For Against Abstain3. To approve the 2020 Equity Plan of Bank First Corporation.For Against Abstain4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.C 1234567890 J N TMR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND5 3 D V4 5 3 0 8 7MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND038NFB

MMMMMMMMMMMM000004ENDORSEMENT_LINE______________ SACKPACK_____________000000000.000000 ext000000000.000000 ext000000000.000000 extC123456789000000000.000000 ext000000000.000000 ext000000000.000000 extMR A SAMPLE DESIGNATION (IF ANY) ADD 1ADD 2ADD 3ADD 4ADD 5ADD 6Your vote matters – here’s how to vote!You may vote online or by phone instead of mailing this card.Votes submitted electronically must be received by 11:59 p.m. (CT) on June 7, 2020OnlineGo to www.investorvote.com/BFC or scan the QR code — login details are located in the shaded bar below.Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.PhoneCall toll free 1-800-652-VOTE (8683) within the USA, US territories and CanadaSave paper, time and money!Sign up for electronic delivery at www.investorvote.com/BFC2020 Annual Meeting Proxy Card1234 5678 9012 345q IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. qA Proposals — The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposals 2-4.For Withhold For Withhold For Withhold 1. The election of five (5) members of the classified Board of Directors of the Corporation for three-year terms expiring in 2023.01 - Donald R. Brisch04 - Stephen E. Johnson02 - Michael P. Dempsey05 - David R. Sachse03 - Robert W. Holmes2. To ratify the appointment of Dixon Hughes Goodman, LLP as theCorporation’s independent registered public accounting firm.For Against Abstain3. To approve the 2020 Equity Plan of Bank First Corporation.For Against Abstain4. Such other business as may properly come before the meeting or any adjournments or postponements thereof.B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below.Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.Date (mm/dd/yyyy) — Please print date below.Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.C 1234567890 J N TMR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND5 3 D V4 5 3 0 8 7MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND038NFB